UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
CALCIMEDICA, INC.
(Name of Registrant as Specified In Its Charter)
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Registrant
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PRELIMINARY COPY - SUBJECT TO COMPLETION

CALCIMEDICA, INC.

505 Coast Boulevard South, Suite 300-9

La Jolla, CA 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, August 19, 2026

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of CalciMedica, Inc. (the “Company”) will be held via a virtual meeting. You will be able to participate in the 2026 Annual Meeting and vote via live webcast by visiting www.proxydocs.com/CALC on Wednesday, August 19, 2026 at 9:00 a.m. (Pacific Time). We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen this over an in-person meeting. It is important that you retain a copy of the 12 digit control number found on your proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the 2026 Annual Meeting.

We are holding the 2026 Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect the Board’s two nominees for Class III directors, each to serve a three-year term through the 2029 annual meeting of stockholders following this meeting and until a successor has been elected and qualified, or until their earlier death, resignation or removal.

2. To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

3. To approve an amendment to the CalciMedica, Inc. Amended 2023 Equity Incentive Plan (the “2023 Plan”), to, among other things, increase the number of shares of our common stock authorized for issuance under the 2023 Plan by shares and include in the calculation of the annual automatic share reserve increase shares of common stock issuable upon conversion or exercise of convertible preferred stock and pre-funded warrants, as applicable.

4. To approve on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

5. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

6. To approve an amendment to our amended and restated certificate of incorporation, as amended, (the “Certificate of Incorporation”) to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-10, inclusive, and a corresponding proportionate reduction in the total number of authorized shares of the Company’s common stock, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split and proportionate reduction in authorized shares to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion.

7. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d): (a) the issuance of Series A Warrants to purchase up to an aggregate of 18,673,429 shares of common stock and Series B Warrants to purchase up to an aggregate of 18,673,429 shares of common stock pursuant to the Securities Purchase Agreement, dated June 23, 2026 (the “Purchase Agreement”), among the Company and certain investors, including certain directors and officers of the Company; and (b) the issuance of shares of common stock upon exercise of such warrants, or in lieu thereof, pre-funded warrants to purchase shares of common stock and the shares of common stock issuable upon exercise thereof.

8. To approve, for purposes of complying with Nasdaq Listing Rule 5635(c): (a) the issuance of Series A Warrants to purchase up to an aggregate of 1,680,565 shares of common stock and Series B Warrants to purchase up to an aggregate of 1,680,565 shares of common stock, in each case of the Series A Warrants and Series B Warrants described in Proposal 7, to certain directors and officers of the Company pursuant to the Purchase Agreement; and (b) the issuance of shares of common stock upon exercise of such warrants, or in lieu thereof, pre-funded warrants to purchase shares of common stock and the shares of common stock issuable upon exercise thereof.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof. The items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on July 21, 2026 (the “Record Date”) are entitled to receive notice of, and to vote at, the 2026 Annual Meeting and any adjournments thereof.

Your vote as a stockholder of the Company is very important. Each share of common stock that you own represents one vote.

Whether or not you expect to attend the 2026 Annual Meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to sign and return your proxy card as soon as possible, so that your shares may be represented at the 2026 Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,

A. Rachel Leheny, Ph.D.

Chief Executive Officer

La Jolla, California

   , 2026

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on August 19, 2026 at 9:00 a.m. (Pacific Time)

The Proxy Statement and our 2025 Annual Report on Form 10-K are being delivered to stockholders with this notice. The Proxy Statement and our 2025 Annual Report on Form 10-K are also available at

www.proxydocs.com/CALC.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement (“Proxy Statement”) includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our business, our business strategy and plans, our expectations and plans regarding our corporate governance and compensation practices and policies, our objectives and future operations. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors. These risks and uncertainties include, but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 (“Annual Report”), as updated by our subsequent quarterly reports and our other Securities and Exchange Commission (“SEC”) filings, which are available on the Investor Relations page of our website at ir.calcimedica.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

CALCIMEDICA, INC.

505 Coast Boulevard South, Suite 300-9

La Jolla, CA 92037

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 19, 2026

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of CalciMedica, Inc. (the “Board of Directors” or “Board”) for use at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at www.proxydocs.com/CALC on Wednesday, August 19, 2026 at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy, together with our Annual Report for the fiscal year ended December 31, 2025, are first being mailed to stockholders on or about    , 2026. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on or accessible through our website is not intended to be incorporated into this Proxy Statement.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, we will consider any other matters that are properly presented for a vote at the Annual Meeting. We are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly presented for a vote at the Annual Meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on July 21, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were     shares of common stock outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the Record Date must be present or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present online at the Annual Meeting if you are present online at the Annual Meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, or vote in advance through the internet or by telephone, or by filling out and returning the proxy card enclosed with these proxy materials.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.

Proposal No. 1 (Election of two Class III directors). Each director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the two individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” each of the nominees or “WITHHOLD” your vote with respect to each of the nominees. Because directors are elected by a plurality of the votes received, only votes “FOR” will affect the outcome. Shares represented by proxies will be voted “FOR” the election of each of the Class III nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. Proxies may not be voted for more than two directors. Proposal No. 1 is considered a non-routine matter.

Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm). To be approved, Proposal No. 2 must receive “FOR” votes from the holders of a majority of the voting power of the shares of stock entitled to vote on the matter that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter. Abstentions and broker non-votes will have no effect. Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

Proposal No. 3 (Approval of an Amendment to 2023 Plan). Pursuant to rules of the Nasdaq Stock Market LLC (“Nasdaq Listing Rules”), to be approved, Proposal No. 3 must receive “FOR” votes from a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect. Proposal No. 3 is considered a non-routine matter.

Proposal No. 4 (Say on Pay). To be approved, Proposal No. 4 must receive “FOR” votes from the holders of a majority of the voting power of the shares of stock entitled to vote on the matter that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter. Abstentions and broker non-votes will have no effect. Proposal No. 4 is considered a non-routine matter.

Proposal No. 5 (Say on Frequency). The proposed voting frequency that receives affirmative votes from a majority of the votes cast on Proposal No. 5 (excluding abstentions and broker non-votes) will be deemed the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect. Proposal No. 5 is considered a non-routine matter. If none of the proposed voting frequencies receives affirmative votes from a majority of the votes cast on Proposal No. 5 (excluding abstentions and broker non-votes), we will consider the frequency receiving the highest number of affirmative votes to be the frequency preferred by our stockholders.

Proposal No. 6 (Reverse Stock Split and Authorized Shares Reduction). To be approved, the votes cast “FOR” Proposal No. 6 must exceed the votes cast “AGAINST” Proposal No. 6. Abstentions and broker non-votes will have no effect. Proposal No. 6 is considered a routine matter.

Proposal No. 7 (Warrant Issuance). Pursuant to the Nasdaq Listing Rules, to be approved, Proposal No. 7 must receive “FOR” votes from the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect. Proposal No. 7 is considered a non-routine matter.

Proposal No. 8 (Director and Officer Issuance). Pursuant to the Nasdaq Listing Rules, to be approved, Proposal No. 8 must receive “FOR” votes from the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect. Proposal No. 8 is considered a non-routine matter.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or abstaining or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on any of the proposals.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class III directors named in this Proxy Statement (Proposal No. 1); FOR the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2); FOR an amendment to the 2023 Plan, to, among other things, increase the number of shares of our common stock authorized for issuance under the 2023 Plan by      shares and include in the calculation of the annual automatic share reserve increase shares of common stock issuable upon conversion or exercise of convertible preferred stock and pre-funded warrants (Proposal No. 3); FOR, on an advisory basis, the compensation of our named executive officers (Proposal No. 4); FOR a “one-year” preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers (Proposal No. 5); FOR the approval of an amendment to our certificate of incorporation to effect a reverse stock split of our common stock, and a corresponding proportionate reduction in the total number of shares of authorized shares of our common stock (Proposal No. 6); FOR the Warrant Issuance Proposal for purposes of complying with Nasdaq Listing Rule 5635(d) (Proposal No. 7); and FOR the Director and Officer Issuance Proposal for purposes of complying with Nasdaq Listing Rule 5635(c) (Proposal No. 8).

None of the Company’s directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal No. 1, the contingent options to be granted to the Company’s directors and executive officers under the Amended 2023 Plan if Proposal No. 3 is approved as described under “Proposal No. 3—To Approve an Amendment to the CalciMedica, Inc. Amended 2023 Equity Incentive Plan,” the compensation of our named executive officers as described under “Proposal No. 4—Advisory Vote on Executive Compensation”, and the interests of certain directors and executive officers in the issuance of the Series A Warrants and Series B Warrants pursuant to the Purchase Agreement as described under “Proposal No. 7—Warrant Issuance Proposal” and “Proposal No. 8—Director and Officer Issuance Proposal.”

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

vote online at the Annual Meeting—attend the Annual Meeting online and follow the instructions posted at www.proxydocs.com/CALC. You will need the 12 digit control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;

•

vote before the Annual Meeting through the internet—visit www.proxypush.com/CALC and follow the on-screen instructions to complete the electronic proxy card or scan the QR code on your proxy card with your smartphone. You will need the 12 digit control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;

•

vote before the Annual Meeting by telephone—dial toll-free 1-866-859-2440 and follow the recorded instructions. You will need the 12 digit control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail; or

•

vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card or voting instructions and return it as soon as possible before the Annual Meeting in the envelope provided.

Submitting your proxy, whether by telephone, through the internet or by mail, will not affect your right to vote online should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal No. 1, you may either vote “FOR” each of the nominees to the Board of Directors, or you may “WITHHOLD” your vote from any nominee you specify. For Proposals No. 2, 3, 4, 6, 7 and 8, you may vote “FOR,” “AGAINST” or “ABSTAIN”. For Proposal No. 5, you may vote “ONE-YEAR,” “TWO-YEARS,” “THREE-YEARS or “ABSTAIN.” Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it or otherwise vote without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card or voting instruction form. If you vote by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. We have retained Advantage Proxy, a proxy solicitation firm, to assist in soliciting proxies for a fee of approximately $7,500, plus reimbursement of out-of-pocket expenses. Following the original mailing of the proxy materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original mailing of the proxy materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the internet or by telephone; or

•

attending and voting online at the Annual Meeting by following the instructions posted at www.proxydocs.com/CALC (although attendance at the Annual Meeting will not, by itself, revoke a proxy or vote your shares).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

Implications of Being a “Smaller Reporting Company”

We are a “Smaller Reporting Company” as defined under Rule 405 of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include, but are not limited to: reduced disclosure about the Company’s executive compensation arrangements.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the Company. Our Corporate Governance Guidelines are available without charge on the Investors and Media section of our website at ir.calcimedica.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals, A. Rachel Leheny, Ph.D. and Robert N. Wilson. This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, data privacy and cybersecurity, and corporate, legal and regulatory risk. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to corporate governance structures and processes, succession planning and Board organization, independence and structure.

Director Independence

Our common stock is listed on the Nasdaq Capital Market. Under the Nasdaq Listing Rules, independent directors must constitute a majority of a listed company’s board of directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be an “independent director.” Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that all of our directors except A. Rachel Leheny, Ph.D. and Eric W. Roberts, and, for the periods prior to March 20, 2026, Frederic Guerard, Pharm.D., representing a majority of our directors are “independent directors” as defined under the applicable rules and regulations of the SEC and the Nasdaq Listing Rules, and Eric Bjerkholt, who left the Board during 2025, was “independent” during the period he served on the Board. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the Investors and Media section of our website at ir.calcimedica.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.

Audit Committee

Our Audit Committee is composed of Allan Shaw, Fred Middleton and Alan Glicklich. Mr. Shaw is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current SEC rules and regulations and Nasdaq Listing Rules. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Shaw is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	the Company’s accounting and financial reporting processes, including its audits and the integrity of the Company’s financial statements;

•	compliance by the Company with legal and regulatory requirements;

•	the qualifications, independence and performance of the Company’s independent auditors; and

•	the committee report as required by the rules of the SEC to be included in the Company’s annual proxy statement.

Compensation Committee

Our Compensation Committee is composed of Allan Shaw, Robert N. Wilson and Fred Middleton. Mr. Shaw is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current SEC rules and regulations and Nasdaq Listing Rules. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs maintained by the Company;

•	administering the Company’s cash-based and equity-based compensation plans; and

•	making recommendations to our Board of Directors regarding any other Board of Directors’ responsibilities relating to executive compensation.

The Compensation Committee has the sole authority and responsibility, subject to any approval by our Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq Listing Rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of our Board of Directors or any member of our Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Robert N. Wilson and Allan Shaw. Mr. Wilson is the Chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, considering, recruiting and recommending candidates for membership on our Board of Directors;

•	overseeing an annual evaluation of our Board of Directors and of each committee of our Board of Directors; and

•	advising our Board of Directors on other corporate governance matters.

Code of Conduct and Ethics
Our Board of Directors has adopted a code of conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct and ethics is posted on the Investors and Media section of our website at ir.calcimedica.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2025. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Anti-hedging
We have adopted an Insider Trading Policy that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from engaging in hedging or monetization transactions involving (i) our stock, such
as zero cost collars, forward sale contracts, or contribute our stock to exchange funds in a manner that could be interpreted as hedging, or (ii) options or other derivative securities on our stock, such as puts and calls, whether on an exchange or in any other market, unless limited solely to exercising a compensatory equity grant issued by us. In addition, no employee, officer or director may use or pledge our securities as collateral in a margin account or as collateral for a loan unless preapproved by our compliance officer.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2025, the Board of Directors held five meetings including videoconference meetings; the Audit Committee held four meetings; the Compensation Committee held one meeting and the Nominating and Corporate Governance Committee held two meetings. During 2025, none of the directors then serving attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without the management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors. All members of our Board of Directors attended our 2025 annual meeting of stockholders in their capacity as members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

CalciMedica, Inc.

c/o Corporate Secretary

505 Coast Boulevard South, Suite 300-9

La Jolla, CA 92037

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a highly qualified Board of Directors with a diversity of experience and skills. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the Company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity of knowledge, skills and experiences on a company-wide basis but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum qualifications set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to the attention of our Corporate Secretary, c/o CalciMedica, Inc., 505 Coast Boulevard South, Suite 300-9, La Jolla, CA 92037. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial owner or stockholder of record of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided to the Corporate Secretary by a stockholder in connection with the recommendation of a director candidate, such materials are to be forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Under our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Our Board of Directors currently consists of eight directors. Directors in Class III will stand for election at this Annual Meeting, Class I directors have a term expiring in 2027 and Class II directors have a term expiring in 2028. Each of our Class I, Class II and Class III directors were elected to serve on our Board of Directors by our stockholders at the annual meeting of stockholders held in 2024, 2025 and 2023, respectively, except Class I directors, Alan Glicklich who was appointed to our Board of Directors to fill the vacancy caused by the resignation of Eric Bjerkholt in January 2025 and Evgeny Zaytsev who was appointed to our Board of Directors to fill the vacancy resulting from an increase in the size of the Board of Directors from seven directors to eight directors in July 2026. On July 2, 2026, Fred Middleton notified our Board of Directors of his intent to retire as a member of the Board of Directors, effective as of the Annual Meeting. The Board of Directors will be reduced from eight directors to seven directors following Mr. Middleton’s retirement.

Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Allan Shaw and Robert N. Wilson, each a Class III director, for election as Class III directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class III nominees be elected as a Class III director for a three-year term expiring at the annual meeting of stockholders to be held in 2029 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes cast by the holders of the shares present online at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

Nominees to the Board of Directors

The nominees, their ages and committee membership as of July 21, 2026, are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Allan Shaw(1)(2)(3)	62	Class III
Robert N. Wilson(2)(3)	85	Class III

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee

Allan Shaw has served as a member of the Board of Directors since March 2023. Prior to that, he served on CalciMedica Subsidiary, Inc.’s (formerly CalciMedica, Inc.) (“Private CalciMedica”) board of directors from October 2021 to March 2023 prior to its merger with the Company (formerly Graybug Vision, Inc.) in March 2023. Since September 2017, Mr. Shaw has served as a special advisor and consulting chief financial officer to biopharmaceutical companies. Mr. Shaw previously served as the chief financial officer of Portage Biotech Inc., a publicly traded biotechnology company, from May 2020 to September 2024. He has also served on the board of directors of Evecxia Therapeutics, Inc. since October 2023. From January 2016 to February 2017, Mr. Shaw served as chief financial officer and treasurer of Syndax Pharmaceuticals, Inc., a publicly traded clinical stage biopharmaceutical company.

Mr. Shaw also previously served as chief financial officer of various companies including NewLead Holdings Ltd. from October 2009 to July 2011, Serono S.A. from November 2002 to May 2004, and Viatel, Inc. from November 1994 to June 2002. Mr. Shaw previously served as managing director of Alvarez & Marsal LLC from December 2011 to March 2015 and as founder and senior managing director at Shaw Strategic Capital LLC from 2005 to 2009. Mr. Shaw served as a member of the board of directors of Blue Water Vaccines, Inc. from January 2020 to August 2022. From September 2015 to October 2019, he was a member of the board of directors of VIVUS, Inc., a former publicly traded biopharmaceutical company, and, from October 2013 to June 2016, he was a member of the board of directors of Akari Therapeutics, Plc. (formerly Celsus Therapeutics, plc), a publicly traded biopharmaceutical company. Mr. Shaw was also a director of various other private companies. Mr. Shaw holds a B.S. in Applied Science and Accounting from the State University of New York (Oswego College) and is a certified public accountant in the State of New York. The Board of Directors believes that Mr. Shaw’s extensive leadership experience and diverse industry background qualifies him to serve on the Board of Directors.

Robert N. Wilson has served as a member of the Board of Directors since March 2023. Prior to that, he served on Private CalciMedica’s board of directors from November 2020 to March 2023. Mr. Wilson served as chairman of the board of directors of Mevion Medical Systems, Inc. from 2005 to 2016. Mr. Wilson was also a member of the board of directors of Hess Corporation from 1991 to 2015, and a member of the board of directors of Charles Schwab Corporation from 2003 to 2020, as well as a director of other private companies. Mr. Wilson was chairman of Caxton Health Holdings from 2004 to 2007. He was also vice chairman of the board of directors of Johnson & Johnson from 1989 until 2003. Mr. Wilson holds a B.A. from Georgetown College and an Executive Management degree from Columbia University. The Board of Directors believes that Mr. Wilson’s knowledge and extensive experience in the pharmaceutical industry, his managerial, marketing, financial and international experience, and his significant experience as a director for other publicly traded companies qualify him to serve on the Board of Directors.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting, their ages and committee membership as of July 21, 2026, are provided in the table below. Additional biographical information for each continuing director is set forth in the text below the table.

Name	Age	Class
Alan Glicklich, M.D.(1)	65	Class I
Evgeny Zaytsev, M.D., Ph.D.	58	Class I
A. Rachel Leheny, Ph.D.	63	Class II
Eric W. Roberts	62	Class II
Frederic Guerard, Pharm.D.	54	Class II

(1)	Member of our Audit Committee

Alan Glicklich, M.D. has served as a member of our Board of Directors since January 2025. Dr. Glicklich has served as the Chief Medical Officer of Lonestar Medicines since February 2026. From July 2023 to October 2025, Dr. Glicklich served as the Chief Medical Officer of Nuvig Therapeutics, Inc., a clinical-stage biotechnology company advancing a pipeline of immune therapeutics for chronic inflammatory and autoimmune diseases, and, prior to that, he served as an independent clinical consultant to Nuvig Therapeutics, Inc. from May 2022 to July 2023. He served as Chief Medical Officer of Chinook Therapeutics, Inc. (“Chinook”) from May 2020 to March 2022 where he focused on biologics and small molecules for rare, chronic kidney diseases. At Chinook, he built the clinical development, clinical operations, medical affairs, biometrics, regulatory, and pharmacovigilance teams, and designed and operationalized a successful Phase 3 registrational study for atrasentan in IgA nephropathy and multiple earlier phase studies across rare chronic kidney disease indications. Prior to Chinook, Dr. Glicklich served as Chief Medical Officer at Bird Rock Bio, Inc. from June 2015 to April 2020, focusing on monoclonal antibody development for inflammatory and fibrotic diseases. Prior to Bird Rock,

Inc., Dr. Glicklich was Vice President of Clinical Development at Arena Pharmaceuticals, Inc. where he designed and operationalized the Phase 2 ralinepeg program in pulmonary artery hypertension and the etrasimod Phase 2 program in ulcerative colitis. Earlier in his career Dr. Glicklich held positions at BMS, Sanofi-Aventis, and Regeneron. Dr. Glicklich holds a B.A. in biology from the University of Chicago, an M.D. from the University of Wisconsin, and an MBA from the Emory University-Goizueta School of Business. The Board of Directors believes that Dr. Glicklich’s expertise and extensive experience in the biotechnology industry, including his leadership positions at companies advancing product candidates for chronic inflammatory, autoimmune and chronic kidney diseases, qualifies him to serve on the Board of Directors.

A. Rachel Leheny, Ph.D. has served as our Chief Executive Officer and a member of the Board of Directors since March 2023. Prior to that, she served as Private CalciMedica’s Chief Executive Officer and a member of its board of directors from September 2019 to March 2023. Dr. Leheny has been a founding managing director of Valence Life Sciences since 2012. Dr. Leheny previously served on the board of directors of Dalcor Pharmaceuticals from June 2020 to January 2024 and previously served on the boards of directors of Anthera Pharmaceuticals, Inc. and Corthera, Inc. Additionally, from June 2006 to March 2014, Dr. Leheny served as a founding managing director of Caxton Advantage Venture Partners. From April 2000 to June 2002, she was head of the biotechnology research team at Lehman Brothers. From April 1998 to April 2000, Dr. Leheny headed the biotechnology research team at UBS Warburg and, before that, from April 1993 to April 1998, she worked at Hambrecht & Quist, as managing director and senior biotechnology analyst. In 2007, Dr. Leheny became a founding board member of the Clearity Foundation and served as interim chief operating officer of Clearity from March 2015 to February 2017. Dr. Leheny holds an A.B. in Chemistry from Harvard University and a Ph.D. in Chemistry from Columbia University. She did post-doctoral work at the University of California at Berkeley, where she was a National Institutes of Health fellow and lecturer. The Board of Directors believes that Dr. Leheny’s extensive experience in the life sciences industry as a scientist, a research analyst at several investment banks, and as a venture capital investor, qualify her to serve on the Board of Directors.

Eric W. Roberts has served as our Chief Business Officer and member of the Board of Directors since March 2023. Prior to that, he served as Private CalciMedica’s Chief Business Officer and a member of its board of directors and its vice chairman from May 2020 to March 2023. Mr. Roberts has been a founding managing director of Valence Life Sciences since 2012. Mr. Roberts is also a founding member of Valence Investments SPV IV, Valence Investments SPV V and Valence Investments SPV VI. Additionally, from June 2006 to December 2019, Mr. Roberts served as a founding managing director of Caxton Advantage Venture Partners. From June 2015 to October 2019, Mr. Roberts served on the board of directors of VIVUS, Inc., a former publicly traded biopharmaceutical company. Mr. Roberts previously served as a member of the board of directors of Invuity, Inc. from June 2012 until its sale to Stryker Corporation in October 2018 and as a member of the board of directors of Gemin X Pharmaceuticals, Inc. from July 2008 until its sale to Cephalon, Inc. (now Teva Pharmaceutical Industries Ltd.) in March 2012. From 1986 to 2004, Mr. Roberts served in a variety of roles as an investment banker, including as co-head of the healthcare investment banking group at Lehman Brothers from April 2000 to January 2004, managing director and partner at Dillon, Read & Co. Inc. from April 1989 to April 2000 and a member of Citicorp’s mergers and venture capital groups from June 1986 to April 1989. Mr. Roberts holds a B.S. in Economics from The Wharton School of the University of Pennsylvania. The Board of Directors believes that Mr. Roberts’s extensive experience in investment banking at several investment banks and experience as a venture capital investor as well as experience on a public and private company boards qualifies him to serve on the Board of Directors.

Frederic Guerard, Pharm.D. has served as a member of the Board of Directors since March 2023. Prior to that, he served as the President, Chief Executive Officer and member of the board of directors of Graybug Vision, Inc. from February 2019 to March 2023. Dr. Guerard has served as the President, Chief Executive Officer and member of the board of directors of Qlaris Bio, Inc. since March 2026. From October 2023 to September 2025, he served as the Chief Executive Officer and a director of Opthea Limited. From 1999 to February 2019, Dr. Guerard held key leadership roles at Novartis AG, a multinational pharmaceutical company, including Worldwide Business Franchise Head of Ophthalmology from April 2016 to February 2019, Global Franchise Head of Pharmaceuticals at Alcon Laboratories, a Novartis company, from May 2015 to April 2016,

Managing Director of the United Kingdom and Ireland from July 2012 to April 2015, and Country President and Managing Director of Australia and New Zealand from April 2009 to July 2012, among others. He has served on the boards of directors at Lenz Therapeutics since September 2021 where he serves as a member of the compensation committee of the board of directors and the audit committee of the board of directors, Spiral Therapeutics since April 2023 and Unither Pharmaceuticals since July 2023. Dr. Guerard holds a Pharm.D. and a Master of Biological and Medical Sciences from the University of Rouen, France and a Master of Marketing from HEC Paris. The Board of Directors believes that Dr. Guerard is qualified to serve on the Board of Directors because of his expertise and extensive experience serving in leadership positions at biotechnology companies.

Evgeny Zaytsev, M.D., Ph.D. has been a member of the Board of Directors since July 2026. He currently serves on the board of directors of several private biotechnology and medical technology companies. Since April 2020, Dr. Zaytsev has served as the co-founder and managing partner of Bering Capital. From May 2020 to September 2021, Dr. Zaytsev was co-founder and executive chairman of Altesa BioSciences, Inc. Prior to Bering Capital, he co-founded and was a general partner of Helix Ventures, a life sciences venture capital firm, and previously held the roles of managing partner of RMI Partners and partner of Asset Management Company. He has also previously served as a member of the board of directors of several private and public biotechnology and medical technology companies. Dr. Zaytsev holds an M.D. in General Medicine from Altai State Medical University, a Ph.D. in Physiology from Altai State Medical University, and an M.B.A. from Stanford Graduate School of Business. The Board of Directors believes that Dr. Zaytsev’s extensive experience in life science venture capital and biotechnology investing, as well as his background on private and public company boards, qualifies him to serve on the Board of Directors.

Family Relationships

There are no family relationships among any of the Company’s directors and executive officers. Except as described above, there are no arrangements or understandings with another person under which the Company’s directors and executive officers were or are to be selected as a director or executive officer. Additionally, no director or executive officer of the Company is involved in legal proceedings which require disclosure under Item 401 of Regulation S-K.

Non-Employee Director Compensation

In May 2023, our Board of Directors adopted a non-employee director compensation policy (the “former non-employee director compensation policy”) that applied to all of our non-employee directors. This compensation policy provided that each such non-employee director would receive the following compensation for service on our Board of Directors:

•	an annual cash retainer of $40,000;

•	an additional annual cash retainer of $35,000 for services as the Chair of the Board of Directors;

•

an additional annual cash retainer of $7,500, $5,000 and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $15,000, $10,000 and $10,000 for service as Chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (in lieu of the committee member retainer described above);

•

an initial option grant to purchase 20,000 shares of common stock on the date of each non-employee director’s appointment to our Board of Directors, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through each applicable vesting date; and

•

an annual option grant to purchase 10,000 shares of common stock on the date of each of our annual stockholder meetings for each continuing director, with the shares vesting in 12 equal monthly installments, provided that all shares shall be vested on the date of the next annual stockholders meeting, subject to continued service as a director through each applicable vesting date.

Our Board of Directors adopted an amended and restated non-employee director compensation policy (the “non-employee director compensation policy”), effective March 26, 2025, that applies to all of our non-employee directors. As amended, the non-employee director compensation policy will allow the retainer fees to be paid in a form other than cash if approved by the Board of Directors or the Compensation Committee.

The annual retainer fees are payable to each non-employee director in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred. If a non-employee director joins our Board of Directors or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth above will be pro-rated based on days served in the applicable fiscal quarter, with the pro-rated amount paid on the last day of the first fiscal quarter in which the non-employee director provides the service and regular full quarterly payments thereafter. All annual cash fees are vested upon payment.

Members of our Board of Directors are also eligible for reimbursement for their expenses incurred in attending meetings of the Board of Directors or any committees thereof. Reimbursements for any non-employee director did not exceed the $10,000 threshold for the year ended December 31, 2025, and thus are not included in the table below.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Frederic Guerard, Pharm.D.	$10,000	$52,469	$62,469
Fred Middleton	$13,125	$60,658	$73,783
Allan Shaw	$15,625	$71,922	$87,547
Robert N. Wilson	$22,500	$88,713	$111,213
Alan Glicklich, M.D.(3)	$—	$105,214	$105,214
Eric Bjerkholt(3)	$13,750	$—	$13,750

(1)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2025 as computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 7 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by our directors upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	The aggregate number of shares outstanding under all stock options held by our non-employee directors as of December 31, 2025 are set forth in the table below.

Name	Option Awards (#)
Frederic Guerard, Pharm.D.	60,000
Fred Middleton	86,249
Allan Shaw	98,468
Alan Glicklich, M.D.	60,103
Robert N. Wilson	151,798

(3)

Mr. Bjerkholt resigned from our Board of Directors in January 2025 and any unvested options were cancelled on the date of his resignation. Dr. Glicklich was appointed to our Board of Directors in January 2025 to fill the vacancy created by Mr. Bjerkholt.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 1, 2026, the Audit Committee approved the engagement of Baker Tilly US, LLP (“Baker Tilly”) as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2026. Baker Tilly has audited our financial statements since June 3, 2025. We expect that representatives of Baker Tilly will be present online at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of Baker Tilly to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval from the holders of a majority of the voting power of the shares of stock entitled to vote on the matter that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the Company’s best interests and the interests of our stockholders.

Change in Auditor

As previously reported, Ernst & Young LLP (“EY”) was dismissed as our independent registered public accounting firm as of April 5, 2024. The decision to change our accounting firm was authorized by the Audit Committee. EY’s audit reports on our financial statements for the year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ended December 31, 2023, and the subsequent interim period through April 5, 2024: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the following material weakness in our internal control over financial reporting, as disclosed in Part I, Item 4 of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 12, 2023, August 11, 2023 and November 9, 2023, respectively: we did not design and maintain effective internal controls related to the accounting for the valuation of our convertible promissory notes and warrant liabilities.

EY’s letter to the SEC stating its agreement with the statements in the two foregoing paragraphs was filed as an exhibit to our Current Report on Form 8-K dated April 10, 2024.

In addition, as previously reported, Moss Adams LLP (“Moss Adams”) notified us that it merged with Baker Tilly effective on June 3, 2025. The combined audit practices operate as Baker Tilly. In connection with the notification of the merger, Moss Adams resigned as our independent registered public accounting firm and our Audit Committee approved the appointment of Baker Tilly, as the successor to Moss Adams, as our independent registered public accounting firm effective on June 3, 2025.

The audit report of Moss Adams on our consolidated financial statements for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through June 3, 2025, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

Moss Adams’ letter to the SEC stating its agreement with the statements in the two foregoing paragraphs was filed as an exhibit to our Current Report on Form 8-K dated June 6, 2025.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Baker Tilly for the audit of our annual financial statements for the year ended December 31, 2025.

Fees Billed
Audit fees(1)	$467,250
Audit-related fees(2)	32,990
Tax fees(3)	37,353
All other fees	—
Total fees	$537,593

(1)

“Audit fees” include fees for professional services provided by Baker Tilly in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements.

(2)

“Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements for the year ended December 31, 2025.

(3)

“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or Securities Act, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Baker Tilly US, LLP our audited financial statements as of and for the year ended December 31, 2025. The Audit Committee has also discussed with Baker Tilly US, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Baker Tilly US, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Baker Tilly US, LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee

Allan Shaw, Chair

Fred Middleton

Alan Glicklich

PROPOSAL NO. 3

TO APPROVE AN AMENDMENT TO THE CALCIMEDICA, INC. AMENDED 2023 EQUITY INCENTIVE PLAN

On     , 2026, our Board of Directors amended the 2023 Plan, subject to stockholder approval, to increase the aggregate number of shares of our common stock authorized for issuance under the 2023 Plan by     shares to an aggregate of     . We refer to the 2023 Plan, as so amended, as the “Amended 2023 Plan” throughout this Proxy Statement.

The 2023 Plan currently provides that the number of shares reserved for issuance thereunder automatically increases on January 1 of each year commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31 of the preceding year (the “Evergreen Mechanism”), unless our Board of Directors determines to increase the share pool by a lesser number of shares.

Our Board of Directors has determined that it is in the best interests of the Company and our stockholders to seek stockholder approval of the Amended 2023 Plan as described in this Proposal 3. References in this Proposal 3 to our Board of Directors include the Compensation Committee of our Board of Directors, where applicable.

The material terms of the Amended 2023 Plan are summarized below. The key differences between the terms of the 2023 Plan and the Amended 2023 Plan are as follows:

•

The number of shares reserved for issuance under the Amended 2023 Plan is increased by shares such that, subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2023 Plan will not exceed     shares, which is the sum of (i) 1,000,000 shares originally reserved for issuance under the 2023 Plan, (ii) 1,733,690 shares that were added to the share reserve of the 2023 Plan pursuant to automatic annual increases on January 1, 2024, January 1, 2025 and January 1, 2026, (iii) 1,500,000 shares that were approved by our stockholders at our 2024 annual meeting of stockholders, (iv) 600,000 shares that were approved by our stockholders at our 2025 annual meeting of stockholders, and (v)     new shares subject to approval of this Proposal 3.

•	The maximum number of awards that may be granted as incentive stock options (“ISOs”) under the Amended 2023 Plan will be increased from 12,185,460 shares to shares.

•

The Evergreen Mechanism will be modified to provide that the number of shares of our common stock added automatically on January 1 of each year from 2027 through (and including) 2033 be equal to 5.0% of the sum of (x) the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, plus (y) the total number of shares of our common stock issuable upon conversion of shares of convertible preferred stock outstanding on December 31st of the preceding calendar year, plus (z) the total number of shares of our common stock issuable upon exercise of pre-funded warrants outstanding on December 31st of the preceding calendar year.

Contingent Awards

On July     , 2026, our Board of Directors approved certain equity compensation awards (the “Contingent Awards”) in the form of stock options to certain non-employee directors and employees of the Company to purchase a total of     shares of our common stock. The Contingent Awards were approved and priced, and are effective contingent on stockholder approval of this Proposal 3. The Contingent Awards include stock option grants to our current executive officers and directors, as set forth in the tables below:

Name	Title	Shares of Common Stock Subject to Stock Option
A. Rachel Leheny, Ph.D.	Chief Executive Officer and Director
Michael J. Dunn, MBA	President and Chief Operating Officer
Sudarshan Hebbar, M.D.	Chief Medical Officer
Eric W. Roberts	Chief Business Officer and Director
Kenneth A. Stauderman, Ph.D.	Chief Scientific Officer
Stephen Bardin	Chief Financial Officer
Allan Shaw	Director
Alan Glicklich	Director
Frederic Guerard, Pharm.D.	Director
Fred Middleton	Director
Robert N. Wilson	Chair of the Board of Directors
Evgeny Zaytsev	Director

(1)

All of the shares of our common stock subject to the Contingent Award will vest      grant; provided that in no event will any Contingent Award be exercisable prior to receiving stockholder approval of the Amended 2023 Plan and such Contingent Award will be forfeited if stockholder approval of the Amended 2023 Plan is not obtained at the 2026 Annual Meeting,

(2)

     of the shares of our common stock subject to the Contingent Award shall vest each      on the same day of the      as     , 2026, subject to the optionholder’s Continuous Service (as defined in the 2023 Plan) through each applicable vesting date; provided that in no event will any Contingent Award be exercisable prior to receiving stockholder approval of the Amended 2023 Plan and such Contingent Award will be forfeited if stockholder approval of the Amended 2023 Plan is not obtained at the 2026 Annual Meeting.

The Contingent Awards will be effective if this Proposal 3 is approved by our stockholders.

Equity Awards Are an Integral Component of Our Compensation Program

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for our employees, directors, and consultants. Approval of the Amended 2023 Plan will allow us to continue to grant equity awards at levels we determine to be appropriate in order to secure and retain the services of employees, directors, and consultants and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. The Amended 2023 Plan allows the Company to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards.

The following table provides certain additional information regarding our use of equity awards as of July 9, 2026:

As of July 9, 2026
Total number of shares of common stock subject to outstanding stock options	4,682,290
Weighted-average exercise price of outstanding stock options	$2.36
Weighted-average remaining term in years of outstanding stock options	8.33
Total number of shares of common stock subject to outstanding full value awards	22,500
Total number of shares of common stock available for grant under other equity incentive plans	—
Total number of shares of common stock outstanding	30,736,401
Per-share closing price of common stock as reported on Nasdaq Capital Market	$0.9499

The Size of Our Share Reserve Request Is Reasonable

If this Proposal No. 3 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, an additional      shares of our common stock will be available for issuance under the Amended 2023 Plan. In addition, as further described below under the section entitled “—Description of the Amended 2023 Plan—Authorized Shares,” the share reserve is subject to annual increases each January 1 for the first ten years commencing on January 1, 2024 of up to 5% of shares of our common stock outstanding (including shares issuable upon conversion or exercise of convertible preferred stock and pre-funded warrants, as applicable) on the preceding December 31 (or a lesser number determined by our Board of Directors).

Our Board of Directors believes this pool size is necessary to provide sufficient reserved shares for a level of grants that will attract, retain, and motivate employees and other participants.

We Manage Our Equity Incentive Award Use Carefully

We continue to believe that equity awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

Description of the Amended 2023 Plan

A summary description of the material features of the Amended 2023 Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the Amended 2023 Plan and is qualified by reference to the Amended 2023 Plan, the form of which is attached to this Proxy Statement as Appendix A and incorporated by reference in its entirety. Stockholders should refer to the Amended 2023 Plan for more complete and detailed information about the terms and conditions of the Amended 2023 Plan.

Eligibility

Any individual who is an employee of us or any of our affiliates, or any person who provides services to us or our affiliates, including members of our Board of Directors, is eligible to receive awards under the Amended 2023 Plan at the discretion of the plan administrator.

As of July 9, 2026, we (including our affiliates) had 13 employees, eight directors and approximately 24 consultants.

Awards

The Amended 2023 Plan provides for the grant of ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares

Subject to adjustments for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended 2023 Plan is   shares, which is the sum of: (i) 1,000,000 shares initially reserved under the 2023 Plan, (ii) 1,733,690 shares that were added pursuant to the annual automatic share increases on January 1, 2024, January 1, 2025 and January 1, 2026, (iii) 1,500,000 shares that were approved by our stockholders at our 2024 annual meeting of stockholders, (iv) 600,000 shares that were approved by our stockholders at our 2025 annual meeting of stockholders, and (v) [  ] new shares that are subject to approval by our stockholders under this Proposal No. 3. Contingent upon approval of this Proposal No. 3, the maximum number of shares that may be issued upon the exercise of ISOs under our Amended 2023 Plan is [  ] shares.

Shares subject to awards granted under the Amended 2023 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the Amended 2023 Plan. Shares withheld under an award to satisfy the exercise, strike or purchase price of an award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the Amended 2023 Plan. If any shares of our common stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us (i) because of the failure to vest, (ii) to satisfy the exercise, strike or purchase price or (iii) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the Amended 2023 Plan.

The Evergreen Mechanism under the Amended 2023 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each calendar year from 2027 through (and including) 2033 equal to (1) 5.0% of the sum of (x) the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, plus (y) the total number of shares of our common stock issuable upon conversion of shares of convertible preferred stock outstanding on December 31st of the preceding calendar year, plus (z) the total number of shares of our common stock issuable upon exercise of pre-funded warrants outstanding on December 31st of the preceding calendar year, or (2) a lesser amount as may be approved by our Board of Directors each year.

If this Proposal No. 3 is approved by our stockholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the shares of our common stock to be registered pursuant to the Amended 2023 Plan, as soon as reasonably practicable following stockholder approval.

Non-Employee Director Compensation Limit

The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (i) $750,000 in total value or (ii) if such non-employee director is first appointed or elected to our Board of Directors during such calendar year, $1 million in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Plan Administration

Our Board of Directors, or a duly authorized committee thereof, administers the Amended 2023 Plan and is referred to as the “plan administrator” herein. Our Board of Directors may also delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified awards and, to the extent permitted by applicable law, the terms thereof and (ii) determine the number of shares subject to such awards. Under the Amended 2023 Plan, our Board of Directors has the authority to determine award recipients, grant dates, the numbers and types of awards to be granted, the applicable fair market value, and the provisions of each award, including the period of exercisability and the vesting schedule applicable to an award.

Under the Amended 2023 Plan, our Board of Directors also generally has the authority to effect, without the approval of stockholders but with the consent of any participant whose award is materially impaired by such action, (i) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (ii) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options

ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended 2023 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. Options granted under the Amended 2023 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended 2023 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of our common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of our common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO or (v) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards

Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of our common stock, a combination of cash and shares of our common stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights

Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. A stock appreciation right granted under the Amended 2023 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the Amended 2023 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

The Amended 2023 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.

The performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or segments and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator when the performance award is granted, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, our Board of Directors may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established.

Other Awards

The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the Amended 2023 Plan, (ii) the class of shares used to determine the number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs and (iv) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding awards.

Corporate Transactions

The following applies to awards under the Amended 2023 Plan in the event of a corporate transaction (as defined in the Amended 2023 Plan), unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any awards outstanding under the Amended 2023 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event an award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the award (including, at the discretion of the Board of Directors, any unvested portion of such award), over (ii) any exercise price payable by such holder in connection with such exercise, if applicable.

Plan Amendment or Termination

Our Board of Directors has the authority to amend, suspend, or terminate the Amended 2023 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require stockholder approval. No ISOs may be granted after the tenth anniversary of the date our Board of Directors first approved the 2023 Plan. No awards may be granted under the Amended 2023 Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to participation in the Amended 2023 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2023 Plan. The Amended 2023 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2023 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue

Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Tax Consequences to the Company

Compensation of Covered Employees

Our ability to obtain a deduction for amounts paid under the Amended 2023 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1 million.

Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended 2023 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

New Plan Benefits under Amended 2023 Plan

Name and Position	Number of Shares(3)
A. Rachel Leheny, Ph.D., Chief Executive Officer and Director
Eric W. Roberts, Chief Business Officer and Director
Sudarshan Hebbar, M.D., Chief Medical Officer
All current executive officers as a group
All current directors who are not executive officers as a group
All current directors who are not executive officers as a group
All employees, including all current officers who are not executive officers, as a group

(1)

Awards granted under the Amended 2023 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2023 Plan. However, as described above, we approved Contingent Awards in the form of options to certain employees (including our executive officers), which are effective contingent upon stockholder approval of this Proposal 3. The number of shares subject to such Contingent Awards is indicated in this table. Except as listed in the table, no other awards that may be made under the Amended 2023 Plan are currently determinable, as there are no other guaranteed or contractually required awards. Future grants are subject to approval of our Board of Directors or the applicable committee.

(2)

Except as provided in our non-employee director compensation policy, awards granted under the Amended 2023 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2023 Plan. However, as described above, we approved Contingent Awards to each of our current non-employee directors in the form of options covering shares of our common stock each for a total of shares of our common stock in the aggregate, which are effective contingent upon stockholder approval of this Proposal 3. In addition, pursuant to our non-employee director compensation policy, and based on the current composition of our Board of Directors, the aggregate number of our common stock subject to awards that will automatically be granted on an annual basis to all of our current directors who are not executive officers as a group will be      shares (which consists of a stock option to purchase 10,000 shares of our common stock for each of our non-employee directors serving as of the Annual Meeting). After the date of the Annual Meeting, any such stock options, including the Contingent Awards, will be granted under the Amended 2023 Plan if this Proposal 3 is approved by our stockholders. For additional information regarding our current compensation arrangement for non-employee directors, please see “Proposal No. 1—Election of Class III Directors—Non-Employee Director Compensation” above.

(3)

In the aggregate, we approved Contingent Awards covering a total of shares of our common stock to employees and non-employee directors, as further indicated in this table, which are effective contingent upon stockholder approval of this Proposal 3. The exercise price per share of each Contingent Award is $ , and all Contingent Awards have a term of 10 years. All Contingent Awards will be granted if this Proposal 3 is approved.

2023 Plan Benefits

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2023 Plan since its original effectiveness and through July 9, 2026 (even if not currently outstanding).

Name and position	Number of shares
A. Rachel Leheny, Ph.D.	851,487
Chief Executive Officer and Director
Eric W. Roberts	531,817
Chief Business Officer and Director
Sudarshan Hebbar, M.D.	575,182
Chief Medical Officer
All current executive officers as a group	3,169,890
All current directors who are not executive officers as a group	409,789
Each nominee for election as a director:
Allan Shaw	94,844
Robert N. Wilson	108,593
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	1,121,278

As of July 9, 2026, the closing sales price of a share of our common stock on the Nasdaq Capital Market was $0.9499.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans Approved by Stockholders(1)	4,883,408	$3.87	292,386
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	4,883,408	$3.87	292,386

(1)	Consists of our 2006 Stock Plan, 2015 Stock Incentive Plan, 2020 Equity Incentive Plan, 2023 Plan and 2023 Employee Stock Purchase Plan (“2023 ESPP”).
(2)

The amount includes 35,022 shares available for issuance under the 2023 Plan and 257,364 shares available for issuance under the 2023 ESPP. The 2023 Plan and 2023 ESPP each contain an “evergreen” provision. Pursuant to such provision contained in the 2023 Plan, on January 1st of each year we automatically add 5% of our shares of common stock outstanding on the preceding December 31st, and pursuant to such provision contained in the 2023 ESPP, we automatically add the lesser of 1% of our shares of common stock outstanding on the preceding December 31st or 195,000 shares of common stock, respectively, to the shares reserved for issuance, provided that our Board of Directors may authorize a lesser number in each case. As of the date of this Proxy Statement, we have not yet utilized our 2023 ESPP.

PROPOSAL NO. 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables, and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding our named executive officers under the section titled “Executive Compensation”.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers. If stockholders approve the “One Year” option as the frequency of future say-on-pay votes under Proposal No. 5, we expect that we will conduct our next say-on-pay vote at the 2027 annual meeting of stockholders.

We believe that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified named executive officers.

The text of the resolution in respect of Proposal No. 4 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

PROPOSAL NO. 5 ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are also entitled to vote, on an advisory basis, on whether the “say-on-pay” vote, as required by Section 14A of the Exchange Act, should occur every one, two, or three years. The vote on the frequency of the say-on-pay vote, just as with the say-on-pay vote itself, is advisory only, and it also is not binding on the Company or on our Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.

After careful consideration, the Board has determined that a say-on-pay vote that occurs every year is the most appropriate alternative for our Company at this time.

Although the Board recommends a say-on-pay vote be held every year, you may vote one of four choices for this Proposal No. 5 on the proxy card: “One Year”, “Two Years”, “Three Years”, or “Abstain.”

The text of the resolution in respect of Proposal No. 5 is as follows:

“RESOLVED, that the advisory vote on the compensation of the Company’s named executive officers should occur every:

Option 1: One YEAR;

Option 2: Two YEARS; or

Option 3: Three YEARS.”

EXECUTIVE OFFICERS

The following table sets forth our current executive officers, their ages and the positions held by each such person with CalciMedica:

Name	Age	Position(s)
A. Rachel Leheny, Ph.D.	63	Chief Executive Officer and Class II Director
Michael J. Dunn, MBA	70	President and Chief Operating Officer
Stephen Bardin, MBA	36	Chief Financial Officer
Sudarshan Hebbar, M.D.	62	Chief Medical Officer
Eric W. Roberts	62	Chief Business Officer, Class II Director and Vice Chairman of the Board
Kenneth A. Stauderman, Ph.D.	73	Chief Scientific Officer

Dr. Leheny’s biographical information is set forth above under “Proposal No. 1—Election of Class III Directors—Continuing Directors.”

Stephen Bardin, MBA, has served as our Chief Financial Officer since November 2024 and served as a consultant to the Company from April 2024 to November 2024. Prior to that he served as the Chief Financial Officer of ATAI Life Sciences N.V. (Nasdaq: ATAI) (“Atai”), a clinical-stage biopharmaceutical company, from August 2022 to February 2024, and provided certain transition services to Atai through March 2024. He also served as Atai’s Deputy Chief Financial Officer and Chief Financial Officer Designate from June 27, 2022 to August 15, 2022. Prior to joining Atai, Mr. Bardin served in various capacities at BridgeBio Pharma, Inc. (“BridgeBio”), a commercial-stage biopharmaceutical company, most recently as its Senior Vice President, Finance and Operations, from January 2022 to June 2022, and previously as Vice President, Finance and Operations, from July 2020 to December 2021, and as Senior Director, Finance and Operations, from October 2019 to June 2020. Prior to that, Mr. Bardin served in roles of increasing responsibility at Myovant Sciences Ltd., a biopharmaceutical company, most recently as Director, Corporate Development from January 2019 to October 2019, and as Associate Director, Corporate Development from July 2017 to December 2018. Prior to that, Mr. Bardin served as a Consultant at The Boston Consulting Group from August 2011 to May 2014 and September 2016 to July 2017. Mr. Bardin received his Master of Business Administration from the Stanford Graduate School of Business and his Bachelor of Science in Engineering in biomedical engineering from Duke University.

Michael J. Dunn, MBA has served as our President and Chief Operating Officer since the closing of the Merger in March 2023. Prior to that he served as the President and Chief Operating Officer of Private CalciMedica from 2014 to March 2023, and as its Senior Vice President, Corporate Development from 2013 to 2014. Mr. Dunn also served as a member of Private CalciMedica’s board of directors from 2014 to May 2020. Mr. Dunn serves on the board of directors of Arisan Therapeutics and previously served on the board of directors of Aegea Biotechnologies from 2012 to 2017. From 2010 to 2013, Mr. Dunn was senior vice president, corporate development at Biocept, Inc. Prior to that, he served as vice president and chief business officer of Monogram Biosciences, Inc., which was acquired by Laboratory Corporation of America Holdings (d/b/a LabCorp) in 2009. From April 2003 to December 2004, Mr. Dunn was chief business officer for ACLARA BioSciences, Inc., through its merger with ViroLogic, Inc.; the combined entity subsequently changed its name to Monogram Biosciences, Inc. From March 2002 to April 2003, Mr. Dunn served as executive vice president of business development for ActivX Biosciences, Inc., a biotechnology company, and helped engineer a partnership with Kyorin Pharmaceuticals, Co. Ltd. of Japan, which acquired ActivX Biosciences, Inc. the following year. From July 1998 to March 2002, Mr. Dunn was vice president of business development for Aurora Biosciences Corporation, a biotechnology tools company, through its acquisition by Vertex Pharmaceuticals. From 1995 to 1998, Mr. Dunn was vice president of business development for SIBIA Neurosciences, Inc., a publicly traded company, and, from 1984 to 1994, was director of business development at the predecessor company, SIBIA, Inc. Mr. Dunn holds an M.B.A. from the University of San Diego and a bachelor’s degree in Biology from the University of Chicago.

Sudarshan Hebbar, M.D. has served as our Chief Medical Officer since the closing of the Merger in March 2023. Prior to that, he served in various roles at Private CalciMedica including as its Chief Medical Officer from April 2017 to March 2023, its Senior Vice President of Clinical Development, from November 2015 to April 2017, and as a consultant from June 2014 to November 2015. From January 2015 to October 2015, Dr. Hebbar was a consultant for Mallinckrodt Pharmaceuticals, where he served as the clinical development lead for a global multicenter Phase 4 trial. From July 2013 to June 2014, he was the vice president of nephrology at Thrasos Innovation. From July 2013 to October 2013, Dr. Hebbar served as medical vice president and a member of the U.S. board of directors at Oncimmune Holdings plc, an immunodiagnostics company. Before joining Oncimmune, Dr. Hebbar served as a medical director at Reata Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. Dr. Hebbar began his industry career at Abbott Laboratories, where he served as a senior medical director. Prior to joining Abbott Laboratories, Dr. Hebbar was a medical director at Dialysis Clinics Incorporated and a partner at Kidney Associates of Kansas City. Dr. Hebbar holds a B.A. in Natural Sciences from The Johns Hopkins University and an M.D. from Tulane University School of Medicine. He completed a residency in Internal Medicine and a fellowship in Critical Care Medicine, both at Hennepin County Medical Center, a fellowship in Nephrology at the University of Chicago and a fellowship in Clinical Medical Ethics at The Maclean Center for Clinical Medical Ethics at the University of Chicago.

Mr. Roberts’s biographical information is set forth above under “Proposal No. 1—Election of Class III Directors—Continuing Directors.”

Kenneth A. Stauderman, Ph.D. has served as our Chief Scientific Officer since the closing of the Merger in March 2023. Dr. Stauderman is one of Private CalciMedica’s co-founders and served as its Chief Scientific Officer from April 2017 to March 2023, and previously served as its Senior Vice President of Research and Development, from August 2014 to April 2017, and as its Vice President of Research, from April 2007 to August 2014. From 2000 to 2007, Dr. Stauderman was executive director of biology and lead discovery at TorreyPines Therapeutics (f/k/a Neurogenetics, Inc.). Prior to TorreyPines Therapeutics, Dr. Stauderman was director of molecular and cell biology at SIBIA Neurosciences, Inc. (which later became Merck Research Laboratories, San Diego) from 1994 to 2000, and senior scientist at Marion Merrell Dow Pharmaceuticals from 1986 to 1994. Dr. Stauderman holds a B.A. in Psychology from the University of Virginia and a Ph.D. in Pharmacology from the University of Texas Health Science Center at San Antonio.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to our named executive officers during the years ended December 31, 2025 and 2024. These executive officers, who include the individual who served as our principal executive officer (“PEO”) in 2025 and the two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2025, were:

•	A. Rachel Leheny, Ph.D., Chief Executive Officer;

•	Sudarshan Hebbar, M.D., Chief Medical Officer; and

•	Eric W. Roberts, Vice Chairman and Chief Business Officer.

We refer to these individuals as our “named executive officers” or “NEOs.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
A. Rachel Leheny, Ph.D.	2025	427,350	—	464,485	—	3,575	(2)	895,410
Chief Executive Officer	2024	411,400	174,848	962,550	103,500	5,544		1,657,842
Sudarshan Hebbar, M.D.	2025	427,350	—	332,486	—	3,478	(3)	763,315
Chief Medical Officer	2024	411,400	150,342	690,525	82,800	13,504		1,348,571
Eric W. Roberts	2025	400,525	—	299,721	—	3,311	(4)	703,558
Vice Chairman and Chief Business Officer	2024	384,550	160,088	648,675	97,000	4,950		1,295,263

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted in the applicable year. These amounts have been computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 7 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	Represents amounts paid on behalf of Dr. Leheny for basic life insurance and accidental death and dismemberment insurance premiums.
(3)	Represents amounts paid on behalf of Dr. Hebbar for basic life insurance and accidental death and dismemberment insurance premiums.
(4)	Represents amounts paid on behalf of Mr. Roberts for basic life insurance and accidental death and dismemberment insurance premiums.

Equity Incentive Plan Compensation

From time to time, we grant equity awards in the form of stock options to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service with us. Each of our named executive officers currently holds outstanding options to purchase shares of our common stock that were granted under our equity incentive plans, as set forth in the table below titled “—2025 Outstanding Equity Awards at Fiscal Year-End Table.”

In April 2025, upon the recommendation of our Compensation Committee, our Board approved option grants to our named executive officers, which were determined based on peer data from our compensation consultant.

All stock options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events, as described in more detail under the section titled “—Potential Payments Upon Termination.”

2025 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options and restricted stock unit awards held as of December 31, 2025:

				Option Awards
Name	Grant Date(1)		Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
A. Rachel Leheny, Ph.D.	4/25/2019	(2)	4/30/2020	11,232	—	2.44	04/24/2029
	1/24/2020	(2)	4/30/2020	76,173	—	6.60	1/23/2030
	6/30/2020	(2)	4/30/2020	30,381	—	6.60	6/29/2030
	4/28/2021	(3)	2/22/2021	13,964	—	7.99	4/27/2031
	4/28/2021	(5)	4/28/2021	19,826	—	7.99	4/27/2031
	7/1/2021	(3)	2/22/2021	13,964	—	7.99	6/30/2031
	8/31/2022	(5)	5/16/2022	3,552	—	10.42	8/30/2032
	8/31/2022	(6)	9/1/2022	2,030	—	10.42	8/30/2032
	8/31/2022	(5)	8/31/2022	1,062	—	10.42	8/30/2032
	3/20/2023	(3)	11/22/2022	1,323	394	17.34	3/19/2033
	3/20/2023	(3)	11/22/2022	23,466	6,977	17.34	3/19/2033
	3/20/2023	(3)	11/22/2022	9,513	2,829	17.34	3/19/2033
	5/8/2023	(3)	5/8/2023	71,287	39,093	3.25	5/7/2033
	3/28/2024	(4)	3/28/2024	50,312	64,688	4.16	3/8/2034
	8/27/2024	(4)	3/28/2024	50,312	64,688	4.16	8/26/2034
	4/23/2025	(10)	3/26/2025	1	43,849	1.53	4/23/2035
	4/23/2025	(10)	3/26/2025	53,436	187,714	1.53	4/23/2035
	6/24/2025	(4)	6/24/2025	77,625	—	1.53	4/22/2035
Sudarshan Hebbar, M.D.	2/11/2016	(7)	11/9/2015	11,761	—	1.74	2/11/2026
	8/2/2018	(9)	3/21/2018	22,777	—	2.43	8/2/2028
	4/25/2019	(10)	2/7/2019	8,640	—	2.43	4/25/2029
	1/24/2020	(2)	1/24/2021	2,524	—	6.60	1/24/2030
	6/30/2020	(12)	6/30/2021	11,778	—	6.60	7/1/2030
	6/30/2020	(9)	6/30/2021	24,968	—	6.60	7/1/2030
	4/28/2021	(3)	4/28/2021	9,774	—	7.99	4/29/2031
	4/28/2021	(5)	4/28/2021	18,782	—	7.99	4/29/2031
	7/1/2021	(3)	1/22/2022	9,774	—	7.99	7/2/2031
	8/2/2022	(11)	8/31/2022	2,880	—	19.44	8/2/2032
	8/31/2022	(6)	10/1/2022	838	—	10.42	8/31/2032
	8/31/2022	(5)	8/31/2022	1,954	—	10.42	8/31/2032
	8/31/2022	(5)	8/31/2022	6,352	—	10.42	8/31/2032
	3/20/2023	(3)	11/22/2022	2,395	713	17.34	3/20/2033

				Option Awards
Name	Grant Date(1)		Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
	3/20/2023	(3)	11/22/2022	5,689	1,692	17.34	3/20/2033
	3/20/2023	(3)	11/22/2022	18,373	5,463	17.34	3/20/2033
	5/08/2023	(3)	5/8/2023	39,207	21,502	3.25	5/8/2033
	3/28/2024	(10)	3/28/2024	36,093	46,407	4.16	3/29/2034
	8/27/2024	(10)	3/28/2024	36,093	46,407	4.16	8/28/2034
	8/27/2024	(10)	4/28/2024	32,812	94,103	1.53	4/23/2035
	4/23/2025	(10)	3/26/2025	—	48,085	1.53	4/22/2035
	6/24/2025	(4)	6/24/2025	83,300	—	1.53	4/22/2035
Eric W. Roberts	1/24/2020	(7)	5/20/2020	22,851	—	6.60	1/23/2030
	6/30/2020	(2)	5/20/2020	36,041	—	6.60	6/29/2030
	4/28/2021	(3)	2/22/2021	6,982	—	7.99	4/27/2031
	4/28/2021	(5)	4/28/2021	11,739	—	7.99	4/27/2031
	7/1/2021	(3)	2/22/2021	6,982	—	7.99	6/30/2031
	7/1/2021	(8)	3/20/2023	11,778	—	7.99	6/30/2031
	8/31/2022	(5)	5/16/2022	2,935	—	10.42	8/30/2032
	8/31/2022	(6)	9/1/2022	1,677	—	10.42	8/30/2032
	8/31/2022	(5)	8/31/2022	1,263	—	10.42	8/30/2032
	3/20/2023	(3)	11/22/2022	4,073	1,211	17.34	3/19/2033
	3/20/2023	(3)	11/22/2022	15,462	4,598	17.34	3/19/2033
	3/20/2023	(3)	11/22/2022	1,390	414	17.34	3/19/2033
	5/8/2023	(3)	5/8/2023	39,207	21,502	3.25	5/7/2033
	3/28/2024	(10)	3/28/2024	33,906	43,594	4.16	3/28/2034
	8/27/2024	(10)	3/28/2024	33,906	43,594	4.16	8/26/2034
	4/23/2024	(10)	3/26/2025	—	48,859	1.53	4/23/2035
	4/23/2024	(10)	3/26/2024	30,000	81,141	1.53	4/23/2035
	6/24/2025	(4)	6/24/2025	57,750	—	1.53	4/22/2035

(1)

All outstanding equity awards granted to Dr. Leheny, Mr. Roberts and Dr. Stauderman were granted under our 2006 Stock Plan for awards granted on or before March 20, 2023. All awards granted after March 20, 2023 were granted under our 2023 Plan.

(2)	25% of the shares subject to the stock option vested on the vesting commencement date and the balance vested in a series of 36 successive monthly installments thereafter.
(3)

This stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option on the vesting commencement date, and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. The award is also subject to acceleration upon certain events as described in the section titled “—Potential Payments upon Termination.”

(4)

This stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option on the vesting commencement date, and 1/48th of the shares of our common stock underlying the stock option vests monthly thereafter.

(5)	100% of the shares subject to the stock option vested on the vesting commencement date.
(6)	This stock option vested in equal daily installments until fully vested on October 31, 2022.
(7)

25% of the shares subject to the stock option vested on the one year anniversary of the vesting commencement date and 1/48th of the shares of our common stock underlying the stock option vest monthly thereafter. The award is also subject to acceleration upon certain events as described in the section titled “—Potential Payments upon Termination.”

(8)	100% of the shares subject to the stock option vested upon the closing of the Merger.

(9)

25% of the shares subject to the stock option vested on the one year anniversary of the vesting commencement date and 1/48th of the shares of our common stock underlying the stock option vested monthly thereafter.

(10)

This stock option vested at a rate of 1/12th of the shares of our common stock underlying the stock option on the vesting commencement date, and 1/12th of the shares of our common stock underlying the stock option monthly thereafter.

(11)	This stock option vested in equal daily installments until fully vested on September 30, 2022.
(12)

One-fourth (1/4) of the shares subject to the stock option vests on the vesting commencement date; thereafter, the remaining shares shall vest in equal monthly installments over 36 months following the achievement of a pre-determined milestone. The milestone was achieved November 21, 2020.

Option Exercises and Stock Vested

The following table provides information regarding options exercised during 2025 for our Named Executive Officers. There were no stock awards held by our Named Executive Officers during 2025.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
A. Rachel Leheny, Ph.D.	—	—
Sudarshan Hebbar, M.D.	—	—
Eric W. Roberts	15,000	22,950

(1)

The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by the Named Executive Officers as a result of the option exercises.

Employment Agreements

We previously entered into offer letters with each of A. Rachel Leheny, Ph.D., dated as of May 20, 2020; Eric W. Roberts, dated as of May 20, 2020; and Sudarshan Hebbar, M.D., dated as of August 14, 2015. The offer letters generally provide for at-will employment and set forth the named executive officer’s initial base salary, eligibility for employee benefits and equity awards, and their compensation is reviewed periodically and subject to the discretion of our Board of Directors and Compensation Committee. Any potential payments and benefits due upon a termination of employment or in connection with a change in control of us are described below in “—Potential Payments upon Termination.”

Potential Payments upon Termination

Outside of a Change in Control Severance Policy.

Dr. Leheny’s offer letter provides that if her employment is terminated by us without “cause” or Dr. Leheny resigns for “good reason” (each, as defined in Dr. Leheny’s offer letter), she will be entitled to receive (i) continued payment of her then-current base salary for 12 months, (ii) premiums for Dr. Leheny’s COBRA continuation health coverage for up to 12 months, and (iii) the acceleration of 12 months of vesting of any outstanding but unvested stock options or other equity awards held by Dr. Leheny. Furthermore, upon termination of her services to us, Dr. Leheny shall have at least 12 months following her termination date to exercise her options. In addition, in the event of a change in control (as defined in our 2006 Stock Plan), all of the outstanding and unvested stock options held by Dr. Leheny at such time will become fully vested and immediately exercisable.

Mr. Roberts’ offer letter provides that if his employment is terminated by us without “cause” or Mr. Roberts resigns for “good reason” (each, as defined in Mr. Roberts’ offer letter), he will be entitled to receive (i) continued payment of his then-current base salary for 12 months, (ii) premiums for Mr. Roberts’ COBRA continuation health coverage for up to 12 months, and (iii) the acceleration of 12 months of vesting of any outstanding but unvested stock options or other equity awards held by Mr. Roberts. Furthermore, upon termination of his services to us, Mr. Roberts shall have at least 12 months following his termination date to exercise his options. In addition, in the event of a change in control (as defined in our 2006 Stock Plan), all of the outstanding and unvested stock options held by Mr. Roberts at such time will become fully vested and immediately exercisable.

Dr. Hebbar’s offer letter, as amended, provides that if his employment is terminated by us without “cause” (other than as a result of death or disability) prior to a “change in control” (as defined in Dr. Hebbar’s offer letter), he will be entitled to receive (i) continued payment of his then-current base salary for nine months and (ii) reimbursement of premiums for Dr. Hebbar’s COBRA continuation health coverage for up to nine months. If such termination or resignation occurs following the consummation of a “change in control” (as defined in the offer letter) for reasons other than “cause” (other than as a result of death or disability), he will be entitled to receive acceleration of all of then outstanding and unvested equity awards, such that all outstanding and unvested stock options held by Dr. Hebbar will become fully vested and immediately exercisable.

Change in Control and Severance Policy.

Our named executive officers who are current officers of the Company participate in our Change in Control Severance Policy (as amended, the “Change in Control Severance Policy”).

Pursuant to the Change in Control Severance Policy, in the event that Dr. Leheny is terminated without “cause” (as defined in the Change in Control Severance Policy) or resigns for “good reason” (as defined in the Change in Control Severance Policy) on or within 12 months following a “change in control” of us (as defined in the Change in Control Severance Policy), Dr. Leheny will be entitled to receive a cash amount, payable in a lump sum, equal to (i) 18 months’ annual base salary and (ii) 1.5 times her target bonus for the fiscal year in which the termination occurs. Dr. Leheny will also be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 18 months following the termination date and (y) the date that Dr. Leheny and her covered dependents become eligible for coverage under another employer’s plans. In addition, each then-outstanding equity award that is granted on or after September 24, 2020 that vests subject to Dr. Leheny’s continued service will automatically become vested and exercisable in full pursuant to the terms of the Change in Control Severance Policy. Grant agreements for equity awards subject to performance-based vesting criteria may provide for alternative treatment upon a termination described above. Absent any such treatment in such grant agreement, the acceleration of equity awards subject to performance-based vesting criteria shall be deemed to have been met based on the achievement of such award at the greater of target or, if determinable, actual performance.

Pursuant to the Change in Control Severance Policy, in the event that Mr. Roberts or Dr. Hebbar is terminated without “cause” (as defined in the Change in Control Severance Policy) or resigns for “good reason” (as defined in the Change in Control Severance Policy) within 12 months following a “change in control” of us (as defined in the Change in Control Severance Policy), he will be entitled to receive a cash amount, payable in a lump sum, equal to (i) 15 months’ annual base salary and (ii) 1.25 times his target bonus for the fiscal year in which the termination occurs. He will also be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 15 months following the termination date and (y) the date that he and his covered dependents become eligible for coverage under another employer’s plans. In addition, each then-outstanding equity award that is granted on or after September 24, 2020 that vests subject to his continued service will automatically become vested and exercisable in full pursuant to the terms of the Change in Control Severance Policy. Grant agreements for equity awards subject to performance-based vesting criteria may provide for alternative treatment upon a termination described above. Absent any such treatment in such grant agreement, the acceleration of equity awards subject to performance-based vesting criteria shall be deemed to have been met based on the achievement of such award at the greater of target or, if determinable, actual performance.

The vesting of any outstanding equity award that is not assumed by a successor company following a change in control of us will automatically accelerate in full without regard to our named executive officers’ termination of service.

All such severance payments and benefits are subject to each named executive officer’s execution of a general release of claims against us.

Clawback Policy

In November 2023, our Compensation Committee adopted an incentive compensation recoupment policy (the “Clawback Policy”) in accordance with Rule 10D-1 of the Exchange Act and Nasdaq Rule 5608 that requires the Company to recover excess incentive compensation that was paid to an executive officer based in whole or in part on financial results that were subject to a restatement of the Company’s financial statements. The Clawback Policy specifies that following an accounting restatement, the Company must reasonably promptly recoup any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure (“Incentive Compensation”) and which exceeds the amount that would have been received had such Incentive Compensation been determined based on the accounting restatement, unless the Compensation Committee determines that such recoupment would be impracticable. The Clawback Policy applies to all Incentive Compensation received during a three-year period preceding a restatement by a person (a) after beginning services as an executive officer, (b) who served as an executive officer at any time during the performance period for the applicable Incentive Compensation and (c) while the Company has securities listed on Nasdaq or another national securities exchange or association.

Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. This disclosure is intended to comply with the requirements of Item 402(v) of
Regulation S-K
applicable to “smaller reporting companies.” For additional information about our pay for performance compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation” above.
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
Non-PEO
NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation
S-K.
Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive Compensation” section above.

Fiscal Year (1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (5) (6)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (7)	Net Income (Loss) ($M) (8)
2025	895,410	2,436,913	733,437	1,668,242	230	(29.56)
2024	1,657,842	1,459,806	1,321,917	1,177,179	124	(13.70)

(1)	A. Rachel Leheny, Ph.D. was our PEO for each fiscal year included in the table. The Non-PEO NEOs for each fiscal year included in the table were as follows:

Fiscal Year	Non-PEO NEOs
2025	Sudarshan Hebbar and Eric W. Roberts
2024	Sudarshan Hebbar and Eric W. Roberts

(2)	Amounts reported in this column reflect compensation amounts reported in the “Total” column of the Summary Compensation Table (“SCT”) for our Chief Executive Officer during the applicable year.
(3)
Amounts reported in this column
represent
the amount of “compensation actually paid” to our PEO, as computed in accordance with
Item
402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. The adjustments to these values are attributable largely to the changes in the value of our PEO’s equity compensation awards in light of stock price movements. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to our PEO’s reported total compensation for each year to determine the compensation actually paid:

	PEO*
Prior FYE Current FYE Fiscal Year	1/1/2024 1/1/2025 2024	12/31/2024 12/31/2025 2025
SCT Total	$1,657,842	$895,410
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$962,550	$464,485
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$533,585	$1,385,218
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$27,331	$449,518

	PEO*
Prior FYE Current FYE Fiscal Year	1/1/2024 1/1/2025 2024	12/31/2024 12/31/2025 2025
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$147,459	$244,178
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$56,139	$(72,927)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—
Compensation Actually Paid	$1,459,806	$2,436,913

*
The amounts in this table were added to or deducted from the SCT amount to determine the CAP as determined in accordance with
SEC regulations. “Compensation actually paid” does not necessarily represent cash, and/or equity value transferred to the PEO without restriction, but rather is a value calculated under applicable SEC rules. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. The valuation methods and underlying assumptions did not materially differ from those disclosed at the time of grant date of the equity awards.

(4)	Amounts reported in this column reflect the average of the compensation amounts reported in the “Total” column of the SCT for the Non-PEO NEOs as a group during the applicable year.
(5)
Amounts reported in this column represent the average amount of “compensation actually paid” to our
Non-PEO
NEOs, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to our
Non-PEO
NEOs during the applicable year. The adjustments to these values are attributable largely to the changes in the value of our
Non-PEO
NEOs’ equity compensation awards in light of stock price movements. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average of the reported total compensation for our
Non-PEO
NEOs as a group for each year to determine the compensation actually paid:

	NEOs*
Prior FYE Current FYE Fiscal Year	1/1/2024 1/1/2025 2024	12/31/2024 12/31/2025 2025
SCT Total	$1,321,917	$733,437
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$669,600	$316,104
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$371,190	$814,119
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$15,203	$297,676
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$102,580	$186,129
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$35,889	$(47,015)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—
Compensation Actually Paid	$1,177,179	$1,668,242

4
5

*
The amounts in this table were added to or deducted from the SCT amount to determine the CAP as determined in accordance with SEC regulations. “Compensation actually paid” does not necessarily represent cash, and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. The valuation methods and underlying assumptions did not materially differ from those disclosed at the time of grant date of the equity awards.

(7)
Total shareholder return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of
dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each fiscal year in the table is December 31, 2023.

(8)	The dollar amounts reported represent the amount of net loss attributable to common stockholders reflected in the Company’s audited financial statements for the applicable year.
Description of Relationships Among Pay Versus Performance Measures
Relationship Between PEO and
Non-PEO
NEOs Compensation Actually Paid and Company Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

4
6

Relationship Between PEO and
Non-PEO
NEOs Compensation Actually Paid and Net Loss
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation
Actually
Paid to our other NEOs, and our net loss during each of the two most recently completed fiscal years.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended
, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the
Company
specifically incorporates such information by reference.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants stock options to its employees, including the named executive officers. Historically, the Company has granted new-hire
option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Also, non-employee
directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the
Non-Employee
Director Compensation Policy, as further described under the heading,
“Non-Employee
Director Compensation” above. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

PROPOSAL NO. 6: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND A CORRESPONDING PROPORTIONATE AUTHORIZED SHARES REDUCTION

Background

Our Board of Directors has unanimously approved a series of alternate amendments to our Certificate of Incorporation, which would:

•	effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-2 to 1-for-10, inclusive; and
•	effect a proportionate reduction in the total number of authorized shares of our common stock (the “Authorized Shares Reduction”)

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock and the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the Annual Meeting and prior to December 31, 2027. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposal No. 6, and to grant authorization to our Board of Directors to determine, in its discretion, whether to implement a Reverse Stock Split, including its specific timing and ratio, and the resulting corresponding proportionate Authorized Shares Reduction. The corresponding proportionate Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.

Should we receive the required stockholder approvals for Proposal No. 6, our Board of Directors will have the sole authority to elect, at any time on or prior to December 31, 2027 and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our common stock, between and including 2 and 10, that will be combined into one share of our common stock and to effect the Authorized Shares Reduction.

Notwithstanding approval of Proposal No. 6 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split or the resulting corresponding proportionate Authorized Shares Reduction, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to December 31, 2027, stockholder approval would again be required prior to implementing any Reverse Stock Split and proportionate Authorized Shares Reduction.

By approving Proposal No. 6, our stockholders will: (a) approve a series of alternate amendments to our Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between and including 2 and 10 could be combined into one share of common stock and the resulting corresponding proportionate Authorized Shares Reduction; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake any Reverse Stock Split or Authorized Shares Reduction and therefore abandon all amendments. The Board may effect only one Reverse Stock Split and Authorized Shares Reduction as a result of this authorization.

Approval of Reverse Stock Split and Authorized Shares Reduction of our Common Stock (Proposal No. 6)

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Certificate of Incorporation to effect a Reverse Stock Split, and the resulting corresponding proportionate Authorized Shares Reduction. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix B.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-2 to 1-for-10, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split and corresponding proportionate Authorized Shares Reduction, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split and Authorized Shares Reduction will be effective on the business day following the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split and Authorized Shares Reduction

Our common stock is currently listed on The Nasdaq Capital Market tier of Nasdaq. In order for our common stock to continue to be listed on The Nasdaq Capital Market, we must satisfy various listing maintenance standards established by Nasdaq. If we are unable to meet the applicable listing requirements, our common stock will be subject to delisting. Under Nasdaq’s continued listing requirements, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of 10 consecutive business days during the 180 calendar days following notification by Nasdaq, our common stock would be subject to delisting by Nasdaq.

As previously reported, on March 16, 2026, we received a letter from Nasdaq that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”).

Under Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days following the date of the notice, or until September 14, 2026, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days during this 180-day grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by September 14, 2026, we may be eligible for an additional 180 calendar day compliance period if, on the last day of the initial compliance period, we meet the market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of our common stock on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and we provide Nasdaq written notice of our intention to cure the bid price deficiency during the second compliance period. If we do not indicate our intent to cure the deficiency, or if it appears to Nasdaq that it is not possible for us to cure the deficiency, we will not be eligible for the second compliance period.

Accordingly, the Board has adopted resolutions, subject to approval by our stockholders, to amend our Certificate of Incorporation to effect the Reverse Stock Split at a ratio in the range of 1-for-2 to 1-for-10 with such ratio to be determined in the discretion of the Board. These resolutions were approved as a means of regaining compliance with the Minimum Bid Price Requirement.

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board believes that the Reverse Stock Split will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on The Nasdaq Capital Market and generate greater investor interest in the Company.

The Board believes that maintaining the listing of our common stock on The Nasdaq Capital Market is in the best interests of the Company and its stockholders. If our common stock were to be delisted from The Nasdaq Capital Market, the Board believes that such delisting could adversely affect the market liquidity of our common stock, decrease the market price of our common stock, adversely affect our ability to obtain financing for the continuation of our operations and result in the loss of confidence in the Company.

If the Reverse Stock Split is approved by our stockholders and implemented by the Board, we expect to satisfy the $1.00 per share Minimum Bid Price Requirement for continued listing on The Nasdaq Capital Market. However, despite the approval of the Reverse Stock Split by our stockholders and implementation by the Board, there can be no assurance that the Reverse Stock Split will result in our meeting and maintaining the $1.00 Minimum Bid Price Requirement.

As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. The corresponding proportionate Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split. In addition, by reducing the number of authorized shares of our common stock, we expect our Delaware annual franchise taxes to decrease. Accordingly, the Board has adopted resolutions, subject to approval by our stockholders, to amend our Certificate of Incorporation to effect the Authorized Shares Reduction in proportion to the Reverse Stock Split.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split and Authorized Shares Reduction

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, and the corresponding proportionate Authorized Shares Reduction, following receipt of stockholder approval of Proposal No. 6, our Board of Directors may consider, among other things, various factors, such as:

•	whether we have regained compliance with the Minimum Bid Price Requirement prior to September 14, 2026 without effecting a Reverse Stock Split;

•	the historical trading price and trading volume of our common stock;

•

the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split and Authorized Shares Reduction on the trading market for our common stock in the short- and long-term;

•	our ability to maintain our listing on The Nasdaq Capital Market;

•	which Reverse Stock Split ratio and corresponding Authorized Shares Reduction would result in the least administrative cost to us;

•	prevailing general market and economic conditions; and

•

whether and when our Board of Directors desires to use the shares of our common stock that remain authorized and available for issuance following the Reverse Stock Split and Authorized Shares Reduction for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split and Authorized Shares Reduction

We cannot assure you that the proposed Reverse Stock Split will increase our stock price for a sustained period and, if applicable, have the desired effect of regaining and/or maintaining compliance with Nasdaq Marketplace Rules. The effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Despite the approval of the Reverse Stock Split by our stockholders and implementation by the Board, there can be no assurance that the Reverse Stock Split will result in our meeting and maintaining the $1.00 Minimum Bid Price Requirement. Additionally, even if we regain compliance with the Minimum Bid Price Requirement, we may be delisted due to a failure to meet other continued listing requirements or a subsequent failure to meet the Minimum Bid Price Requirement, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The failure of our stockholders to approve the proposed Reverse Stock Split could result in the delisting of our common stock from The Nasdaq Capital Market. If we do not regain compliance with the Minimum Bid Price Requirement prior to September 14, 2026 and we are not eligible for an additional 180 calendar day compliance period, or fail to regain compliance within such additional compliance period, the shares of our common stock would be delisted from The Nasdaq Capital Market. If our common stock is delisted from The Nasdaq Capital Market, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, the common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in impaired liquidity of our shares, which may adversely affect our ability to obtain financing for the continuation of our operations and result in the loss of confidence in the Company.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The Authorized Shares Reduction will reduce, but not eliminate, the number of authorized shares of our common stock available for future issuance, which may have anti-takeover implications in certain circumstances. The implementation of a Reverse Stock Split combined with the Authorized Shares Reduction will result in a proportionate reduction in the total number of authorized shares of our common stock available for issuance. Notwithstanding the Authorized Shares Reduction, any authorized but unissued shares of our common stock that remain available for issuance following the Reverse Stock Split and Authorized Shares Reduction could, under certain circumstances, have anti-takeover implications. Such shares could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal No. 6 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal No. 6 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Principal Effects of Reverse Stock Split and Authorized Shares Reduction on Outstanding Common Stock and Authorized Common Stock

After the effective date of any Reverse Stock Split and Authorized Shares Reduction that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in CalciMedica, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split or Authorized Shares Reduction (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

•	depending on the Reverse Stock Split ratio selected by the Board, each 2 to 10 shares of our common stock owned by a stockholder will be combined into one new share of our common stock;

•

no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•

based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants (including the Series A Warrants and Series B Warrants described in Proposal No. 7, if approved for issuance), which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of July 9, 2026, relating to our authorized and outstanding common stock based on illustrative Reverse Stock Split ratios of 1:2,

1:6 and 1:10 (without giving effect to the treatment of fractional shares) and information regarding our authorized shares based on the corresponding proportionate Authorized Shares Reduction:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance(1)	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	500,000,000	30,736,401	47,147,162	422,116,437
Post-Reverse Stock Split 1: 2	250,000,000	15,368,200	23,573,581	211,058,219
Post-Reverse Stock Split 1: 6	83,333,333	5,122,733	7,857,860	70,352,740
Post-Reverse Stock Split 1: 10	50,000,000	3,073,640	4,714,716	42,211,644

(1)	Includes shares of common stock reserved for issuance pursuant to the Series A Warrants and Series B Warrants described in Proposal No. 7.

The principal effect of the Authorized Shares Reduction will be that the total number of authorized shares of our common stock will be reduced, proportionate to the Reverse Stock Split ratio selected by the Board, if and when a Reverse Stock Split is implemented. As set forth in the table above, if a Reverse Stock Split is implemented at a ratio of 1-for-2, the total number of authorized shares of our common stock would be reduced from 500,000,000 to 250,000,000; at a ratio of 1-for-6, it would be reduced to approximately 83,333,333; and at a ratio of 1-for-10, it would be reduced to 50,000,000.

The Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of the common stock would remain unchanged at $0.0001 per share. The Authorized Shares Reduction will take effect at the same time as the Reverse Stock Split.

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “CALC” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split and corresponding proportionate Authorized Shares Reduction would become effective at 5:00 p.m., Eastern Time, on the business day following the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal No. 6 as the Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern Time, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a fewer number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal No. 6.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse

Stock Split, CalciMedica will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of July 9, 2026, there were 76 stockholders of record of our common stock. Upon stockholder approval of this Proposal No. 6, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held 5 shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-6, then such stockholder would cease to be a stockholder of CalciMedica following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of July 9, 2026, and assuming a Reverse Stock Split ratio of 1-for-5, we do not expect that cashing out fractional stockholders will reduce the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal No. 6 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal No. 6 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from CalciMedica or its exchange agent, as soon as practicable after the Effective Date. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The total number of authorized shares of our common stock would also be proportionately reduced pursuant to the Authorized Shares Reduction, with the par value per share remaining unchanged. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split and Authorized Shares Reduction would be reflected retroactively in our financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split and Authorized Shares Reduction.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Certificate of Incorporation to allow for a Reverse Stock Split and corresponding Authorized Shares Reduction.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to U.S. Holders (as defined below) that hold their shares of common stock as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and practices of the Internal Revenue Service (“IRS”) and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. This summary, except for the discussion under “Information Reporting and Backup Withholding” below, is limited to stockholders who are U.S. Holders (as defined below).

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including, without limitation: (i) banks, insurance companies, or other financial institutions; (ii) governmental organizations or tax-exempt organizations; (iii) dealers in securities or commodities; (iv) regulated investment companies or real estate investment trusts; (v) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vi) traders in securities that elect to use the mark-to-market method of accounting; (vii) persons whose “functional currency” is not the U.S. dollar; (viii) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who hold our common stock as “qualified small business stock” within the meaning of Section 1202 of the Code or Section 1244 stock for purpose of Section 1244 of the Code; (x) persons who acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code; (xi) persons who acquired our common stock in connection with the exercise of employee stock options or otherwise as compensation for the performance of services; (xii) retirement plans; (xiii) persons who are not treated as U.S. Holders for U.S. federal income tax purposes; or (xiv) certain former citizens or long-term residents of the United States.

In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the Medicare contribution tax on net investment income, any alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Code; or (e) tax consequences to holders of options, warrants or similar rights to acquire our common stock. No ruling from the IRS, or opinion of counsel, has been or will be requested in connection with the Reverse Stock Split. Stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion.

Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•	an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

EACH U.S. HOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH U.S. HOLDER.

Taxation of U.S. Holders

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a U.S. Holder should not recognize gain or loss as a result of the Reverse Stock Split. With respect to any U.S. Holder who receives solely a reduced number of shares of common stock (i.e., no cash in lieu of a fractional share) as a result of the Reverse Stock Split, such U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered, and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of common stock that were acquired on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code. Such U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged.

Information Reporting and Backup Withholding

Stockholders may be subject to information reporting with respect to any cash received in lieu of fractional shares in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS. Stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split to them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

PROPOSAL NO. 7

WARRANT ISSUANCE PROPOSAL

Background

On June 23, 2026, the Company entered into the Purchase Agreement with certain new and existing institutional and accredited investors named therein (each, an “Investor” and collectively, the “Investors”), for the private placement (the “Private Placement”) of an aggregate of 18,673,429 units (the “Units”), each Unit comprised of (i) (A) one share of the Company’s common stock, or (B) one pre-funded warrant to purchase one share of common stock (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”), and, in each case, (ii) a right to receive one Series A warrant to purchase one share of common stock or a pre-funded warrant to purchase one share of common stock (each, a “Series A Warrant” and collectively, the “Series A Warrants”) upon receipt of Stockholder Approval (as defined below), and (iii) a right to receive one Series B warrant to purchase one share of common stock or a pre-funded warrant to purchase one share of common stock (each, a “Series B Warrant” and collectively, the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”) upon receipt of Stockholder Approval (as defined below) (the shares of common stock issuable upon exercise of the Warrants, the “Warrant Shares”).

Under the Purchase Agreement, the Company is obligated to hold an annual or special meeting of stockholders on or prior to September 23, 2026 for the purpose of obtaining approval as may be required by the applicable rules and regulations of The Nasdaq Capital Market from the stockholders of the Company with respect to the issuance of all of the Series A Warrants and Series B Warrants and the Warrant Shares issuable upon the exercise thereof (the “Stockholder Approval”). The Company also agreed to call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of (i) the date the Stockholder Approval is effective, or (ii) (A) with respect to the Series A Warrants, December 25, 2027 and (B) with respect to the Series B Warrants, June 25, 2031.

The Series A Warrants will have an exercise price equal to $0.8033 per Warrant Share, will be exercisable immediately upon issuance and will expire on the earlier of (i) December 25, 2027 and (ii) 30 days following the Company’s public announcement of the clearance of its Investigational New Drug Application by the U.S. Food and Drug Administration for CM5480 (the “Series A Expiration Date”); provided that if such date occurs prior to the date on which Stockholder Approval is obtained (the “Stockholder Approval Date”), the Series A Expiration Date shall be extended until 30 days following the Stockholder Approval Date. The Series A Warrants will be issued upon receipt of Stockholder Approval. If a registration statement covering the resale of the Warrant Shares is not available, the Series A Warrants may also be exercisable on a net exercise “cashless” basis. The Series A Warrants may not be exercised for shares of common stock if the aggregate number of shares of common stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%. To the extent that exercise of the Series A Warrants will result in a holder thereof beneficially owning shares of common stock above such ownership limitations, the holder may exercise its Series A Warrants for pre-funded warrants to purchase shares of common stock.

The Series B Warrants will have an exercise price equal to $1.00 per Warrant Share, will be exercisable immediately upon issuance and will expire June 25, 2031. The Series B Warrants will be issued upon receipt of Stockholder Approval. If a registration statement covering the resale of the Warrant Shares is not available, the Series B Warrants may also be exercisable on a net exercise “cashless” basis. The Series B Warrants may not be exercised for shares of common stock if the aggregate number of shares of common stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%. To the extent that exercise of the Series B Warrants will result in a holder thereof beneficially owning shares of common stock above such ownership limitations, the holder may exercise its Series B Warrants for pre-funded warrants to purchase shares of common stock.

If the Warrants are exercised for pre-funded warrants, the exercise price will be the applicable exercise price per Warrant Share minus $0.0001. Each pre-funded warrant will have an exercise price of $0.0001 per share and will be immediately exercisable on the date of issuance and will not expire. If a registration statement covering the resale of the shares of common stock underlying the pre-funded warrants is not available, the pre-funded warrants may also be exercisable on a net exercise “cashless” basis. The pre-funded warrants may not be exercised if the aggregate number of shares of common stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%.

Why We Need Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the applicable rules of Nasdaq, including Nasdaq Listing Rule 5635(d), which requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (such price, the “Minimum Price”). The closing price of our common stock immediately preceding the signing of the Purchase Agreement was $0.8033 and the average closing price of our common stock for the five trading dates immediately preceding the signing of the Purchase Agreement was $0.7908. Under Nasdaq’s rules, when an issuance includes common stock (or the equivalent) and warrants, it is necessary to attribute a value of $0.125, plus any amount that the warrant is currently in the money or could be in the money due to adjustments, such as for price protection, to each warrant for purposes of determining whether the common stock portion is at a discount.

We need stockholder approval because the issuance of the Series A Warrants and Series B Warrants and the Warrant Shares issuable upon the exercise thereof may not constitute a public offering under the Nasdaq Listing Rules, would exceed 20% of our outstanding common stock and does not meet the Nasdaq conditions that the offering price equals or exceeds the sum of (i) the applicable Minimum Price per share under Nasdaq Rule 5635(d) plus (ii) $0.125 per whole share of common stock underlying the Warrants.

Neither the issuance of the Series A Warrants and Series B Warrants pursuant to the Purchase Agreement nor the potential issuance of the Warrant Shares issuable upon the exercise thereof would constitute a public offering under the Nasdaq Listing Rules. In addition, as of June 23, 2026, we had 15,798,031 shares of common stock issued and outstanding. Therefore, the potential issuance of up to 37,346,858 shares of common stock upon the exercise in full of the Warrants would have constituted greater than 20% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement. Finally, while common stock and Pre-Funded Warrants sold in the Private Placement met the applicable Minimum Price under Nasdaq Rule 5635(d), the proposed issuance of each Series A Warrant and Series B Warrant as part of the Units does not meet the Nasdaq requirement of pricing at least $0.125 above the Minimum Price. Accordingly, stockholder approval is required under the Nasdaq Listing Rules.

Potential Effects of Approval of this Proposal

If approved, this Proposal No. 7 will result in the issuance of up to 18,673,429 Series A Warrants and 18,673,429 Series B Warrants and could result in the issuance of up to 37,346,858 shares of common stock upon exercise of the Warrants, subject to their respective beneficial ownership limitations. A concentration of ownership could adversely affect the prevailing market price and liquidity for the shares of common stock. Holders of our common stock or securities convertible into common stock could experience substantial dilution of their interests as a result of such exercise and could own or come to own a smaller percentage of our outstanding shares of common stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the shares of common stock.

In addition, upon issuance of shares of common stock upon the exercise of the Warrants, there would be a greater number of shares of our common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock. Finally, the reservation of the shares underlying the Warrants precludes the Company from issuing such shares for other purposes including equity financings and we may be unable to raise additional capital as a result.

If this Proposal No. 7 is approved and the Warrants are exercised for cash, we will receive proceeds of up to an additional approximately $34 million in gross proceeds, which would allow us to continue to execute upon our current business plan.

Potential Effects of Non-Approval of this Proposal

The Company is not seeking the approval of stockholders to authorize its entry into the Private Placement described above, as the Company has already done so and such documents are already binding obligations of the Company. The failure of stockholders to approve this Proposal No. 7 will not negate the existing terms of the Private Placement or the relevant documents, which will remain binding on the Company.

The failure of our stockholders to approve this Proposal No. 7 and the resulting inability of the Company to issue the Warrants and the investors to exercise the Warrants for cash may materially adversely affect the Company’s future ability to raise equity or debt capital from third parties on attractive terms, if at all, and also risks significantly impairing the operations, assets and ongoing viability of the Company. The Company estimates, based on its current operating plan, that the net proceeds from the Private Placement, together with its current cash and cash equivalents (but excluding any additional proceeds that may be received upon the exercise of Series A Warrants or Series B Warrants), will be sufficient to fund its operations into the second half of 2027. However, if we are not able to raise additional capital in the near-term, it is likely that we will have to delay, reduce or eliminate significant portions of the research and development of our product candidates which could, among other things, negatively impact our business prospects and have a material adverse effect on our financial condition, operating results and business.

If the Warrants are exercised for cash, we would realize an aggregate of up to approximately $34 million in gross proceeds, before giving effect to the applicable beneficial ownership limitations contained in the Warrants, which may have the effect of limiting the Warrant holders’ ability to exercise the Warrants in full for shares of common stock. Loss of these potential funds could jeopardize our ability to execute our business plan or fund our operations and if we are not able to raise sufficient additional capital in the very near term to fund our operations, we may need to further curtail or cease operations and seek protection by filing a voluntary petition for relief under the United States Bankruptcy Code.

In addition, if this Proposal No. 7 is not approved, the Company is obligated under the terms of the Purchase Agreement to call a special meeting of its stockholders every 90 days thereafter to seek Stockholder Approval until the earlier of (i) the date the Stockholder Approval is effective, or (ii) (A) with respect to the Series A Warrants, December 25, 2027 and (B) with respect to the Series B Warrants, June 25, 2031. The Company will incur substantial additional expenses and administrative and associated costs to satisfy this obligation to continue holding stockholder meetings to obtain Stockholder Approval and it will require significant time and attention by our Board of Directors and management, diverting their focus from the pursuit of our business strategy.

PROPOSAL NO. 8

DIRECTOR AND OFFICER ISSUANCE PROPOSAL

Background

As described in Proposal 7 above, on June 23, 2026, we entered into the Purchase Agreement with certain new and existing investors. These investors included certain of our directors and officers (and affiliated entities), who purchased an aggregate of 1,680,565 Units in the offering. The purchase price for each Unit, as applicable, for any Investor that is an officer, director, employee or consultant of the Company was priced above the “market value,” as described below, as of June 23, 2026.

Why We Need Stockholder Approval

Nasdaq Listing Rule 5635(c) requires the Company to obtain stockholder approval prior to the issuance of common stock in connection with certain offerings involving the sale, issuance or potential issuance by a listed company of equity compensation. For this purpose, “equity compensation” includes common stock (and/or securities convertible into or exercisable for common stock) issued to our officers, directors, employees or consultants at a discount to the “market value” of the common stock, and “market value” is the consolidated closing bid price per share immediately preceding the time that the listed company enters into a binding agreement to issue the securities. The consolidated bid price per share immediately preceding the entry into the Purchase Agreement was $0.7908.

Although the common stock and Pre-Funded Warrants issued in the offering were sold at a price equal to the “market value,” the proposed issuance of each Series A Warrant and Series B Warrant as part of the Units is less than the “market value” as of the date of the Purchase Agreement because Nasdaq rules attribute a value of $0.125 per share of common stock issuable upon exercise of the Warrants that must be added to the “market value” for the shares of common stock issued in the offering in order to determine the “market value” applicable to the shares of common stock issuable upon exercise such Warrants.

The issuance of the Series A Warrants and Series B Warrants and the Warrant Shares issuable upon the exercise thereof may result in shares of our common stock being issuable to Dr. Leheny, our Chief Executive Officer and director, Mr. Roberts, our Chief Business Officer and director, Dr. Hebbar, our Chief Medical Officer, and Mr. Wilson, our director, at a price which may be deemed to be below the “market value” of our common stock at the time we sold the Units to these holders. Thus, the issuance of the Warrants and underlying Warrant Shares may be considered “equity compensation” under Nasdaq Listing Rule 5635(c).

By approving this Proposal No. 8, you are approving the proposal for purposes of the requirements under Nasdaq Listing Rule 5635(c), which may result in Drs. Leheny and Hebbar, Messrs. Roberts and Wilson, acquiring shares of our common stock at a price of less than “market value.” In order for their Series A Warrants and Series B Warrants to be fully issued as contemplated by the Purchase Agreement, stockholder approval is required because, for purposes of the Nasdaq Listing Rule 5635(c), the issuance of the Warrants could result in shares of our common stock being issuable to such directors, officers or their affiliates upon exercise of the Warrants.

Potential Effects of Approval of this Proposal

If this Proposal No. 8 is approved, the issuance of the Series A Warrants and Series B Warrants and the potential issuance of the underlying Warrant Shares to certain of our directors and officers and their affiliated entities would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. Approval of this Proposal No. 8 would increase the number of shares of our common stock issuable upon exercise of the Series A Warrants and Series B Warrants by an incremental 1,680,565 shares of common stock; provided that if the issuance of common stock upon exercise of Warrants would result in a holder exceeding the applicable beneficial ownership limitations contained in the Warrants, such excess Warrants will remain outstanding. The consequences of the issuance of additional shares of our common stock upon exercise of the Warrants are consistent with those described above under Proposal 7.

Potential Effects of Non-Approval of this Proposal

If this Proposal No. 8 is not approved by our stockholders, certain of our directors and officers and their affiliated entities will not be issued Series A Warrants and Series B Warrants pursuant to the Purchase Agreement. An aggregate of 3,361,130 fewer Warrants would be issued and the Company would not have the potential to receive up to an aggregate of $3,030,562.87 upon cash exercise thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of July 9, 2026 by: (i) each of our directors; (ii) each of our named executive officers as defined below under the heading “Executive Compensation”; (iii) each person known by us to beneficially own more than 5% of our common stock and (iv) all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as indicated by footnote, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Percentage of beneficial ownership is based on 30,736,401 shares of common stock outstanding as of July 9, 2026. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options or warrants held by such persons that are exercisable within 60 days following July 9, 2026. Unless otherwise indicated, the address for the persons and entities listed in the table below is c/o CalciMedica, Inc., 505 Coast Boulevard South, Suite 300-9, La Jolla, California 92037.

Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
Greater than 5% Stockholders:
Alafi Capital Company, LLC (1)	5,112,345	16.63%
Entities affiliated with Sanderling Ventures(2)	2,411,754	7.85%
Entities affiliated with Bering Partners II, L.P.(3)	2,244,164	7.27%
Named Executive Officers and Directors:
A. Rachel Leheny, Ph.D.(4)	1,698,053	5.41%
Eric W. Roberts(5)	1,647,026	5.29%
Sudarshan Hebbar, M.D.(6)	643,032	2.06%
Frederic Guerard, Pharm.D.(7)	150,727	*
Alan Glicklich(8)	50,658	*
Fred Middleton(9)	2,797,425	9.07%
Allan Shaw(10)	101,468	*
Robert N. Wilson(11)	1,756,448	5.69%
Evgeny Zaytsev, M.D., Ph.D.(12)	2,244,164	7.27%
All current executive officers and directors as a group (12 persons)(13)	12,103,370	28.25%

*	Represents beneficial ownership of less than one percent
(1)

Consists of 5,112,345 shares of common stock and excludes 130,651 shares of common stock issuable upon the exercise of warrants held by Alafi Capital Company, LLC (“Alafi Capital”). Christopher D. Alafi is the managing member of Alafi and may be deemed to have sole voting or investment power. The business address of each of Alafi Capital and Mr. Alafi is 8 Admiral Drive, Suite 324, Emeryville, CA 94608. Information is based solely on an amended Schedule 13D filed with the SEC on July 10, 2026.

(2)

Consists of (i) 946,744 shares of common stock and 2,672 shares of common stock issuable upon exercise of warrants held by Sanderling Venture Partners VI, LP, (ii) 814,300 shares of common stock and 1,910 shares of common stock issuable upon exercise of warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P., (iii) 22,479 shares of common stock held by Sanderling Ventures Management VI, (iv) 7,456 shares of the common stock held by Sanderling VI Beteiligungs GmbH & Co KG, (v) 8,884 shares of common stock held by Sanderling VI Limited Partnership, (vi) 435,148 shares of common stock held by Sanderling Ventures VII, L.P., (vii) 27,609 shares of common stock held by Sanderling Ventures

VII Annex Fund, L.P., (viii) 114,260 shares of common stock held by Sanderling Ventures VII (Canada), LP, and (ix) 30,292 shares of common stock held by Sanderling Ventures Management VII. The number of shares beneficially owned by the foregoing Sanderling Ventures entities is limited by a 4.99% beneficial ownership limitation applicable to the Common Warrants (as defined below) held by the foregoing Sanderling Ventures entities. Accordingly, the number of shares reported does not reflect shares of common stock underlying such Common Warrants to the extent the exercise thereof would exceed the beneficial ownership limitation. Mr. Middleton is a managing director at Sanderling Ventures. Mr. Middleton has shared voting and dispositive power with respect to the foregoing shares beneficially owned by Sanderling Ventures and disclaims beneficial ownership of such shares except to the extent of his respective pecuniary interest therein. The address of Sanderling Ventures is 1300 S. El Camino Real, Suite 203, San Mateo, CA 94402.

(3)

Consists of (i) 2,113,513 shares of common stock and (ii) 130,651 shares of common stock issuable upon the exercise of warrants held by Bering Partners II, L.P. (“Bering II”). Bering Partners II GP, L.L.C. (“Bering II GP”) is the general partner of Bering II and may be deemed to have voting and dispositive power with respect to the securities held by Bering II. Evgeny Zaytsev and Philip Sawyer, the managing members of Bering II GP, may be deemed to have voting and dispositive power with respect to these securities. Each of Bering II GP, Evgeny Zaytsev and Mr. Sawyer disclaim beneficial ownership of the securities held by Bering II, except to the extent of such person’s pecuniary interest therein. The address of each of the entities and individuals is 601 California Street, Suite 620, San Francisco, California 94108. Information is based solely on a Schedule 13D filed with the SEC on July 2, 2026.

(4)

Consists of (i) 317,655 shares of common stock held by Dr. Leheny, (ii) 1,000 shares of common stock held by Dr. Leheny’s spouse, (iii) 3,500 shares held by Scheibler-Leheny Family Living Trust, and (iv) 636,572 shares of common stock that Dr. Leheny has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options. Also includes (i) 356,989 shares of common stock held by Valence Investments SPV IV, LLC (“Valence IV”), (ii) 66,228 shares of common stock and shares of common stock issuable upon exercise of warrants held by Valence Investments SPV V, LLC (“Valence V”) and (iii) 316,109 shares of common stock held by Valence Investments SPV VI, LLC (“Valence VI”, together with Valence IV and Valence V, the “Valence Entities”). The number of shares beneficially owned by the foregoing Valence entities is limited by a 4.99% beneficial ownership limitation applicable to the Common Warrants held by the foregoing Valence entities. Accordingly, the number of shares reported does not reflect shares of common stock underlying such Common Warrants to the extent the exercise thereof would exceed the beneficial ownership limitation. Dr. Leheny and Mr. Roberts are the co-founders and managing directors of the Valence Entities, have shared voting and dispositive power with respect to shares held by such entities, and disclaim beneficial ownership of such shares except to the extent of her or his pecuniary interest therein. The principal business address of Valence Investment LLC is 590 Madison Avenue, 21st Floor, New York, NY 10022.

(5)

Consists of (i) 366,435 shares of common stock held by Mr. Roberts, (ii) 10,661 shares of common stock held by IRA Financial Trust Company, CFBO Eric W. Roberts, (iii) 84,150 shares of common stock held by FMTC Custodian – CFBO Eric W. Roberts, (iv) 49,894 shares of common stock held by Oppenheimer & Co. Inc. Custodian FBO Eric W Roberts Roth IRA, (v) 2,793 shares of common stock that Mr. Roberts has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of warrants held by Mr. Roberts, and (vii) 393,767 shares of common stock that Mr. Roberts has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options. Also includes the shares held by the Valence Entities described in note (4) above.

(6)

Consists of (i) 186,025 shares of common stock held by Dr. Hebbar, and (ii) 457,007 shares of common stock Dr. Hebbar has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options.

(7)

Consists of (i) 90,727 shares of common stock held by Dr. Guerard and (ii) 60,000 shares of common stock Dr. Guerard has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options.

(8)	Consists of 50,658 shares of common stock that Mr. Glicklich has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of options.

(9)

Consists of (i) the shares described in note (2) above, (ii) 36,514 shares of common stock held by Mr. Middleton, (iii) 5,760 shares of common stock issuable upon exercise of warrants held by Mr. Middleton, (iv) 8,176 shares of common stock held by Golden Triangle Ventures, LLC and (v) 86,249 shares of common stock that Mr. Middleton has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of options. Mr. Middleton is managing member of Golden Triangle Ventures LLC.

(10)	Consists of 101,468 shares of common stock that Mr. Shaw has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options.
(11)

Consists of (i) 1,604,650 shares of common stock held by Mr. Wilson and (ii) 151,798 shares of common stock that Mr. Wilson has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options.

(12)	Consists of the shares described in note (3) above.
(13)

Consists of (i) the shares listed in notes (4) through (12) above, (ii) 27,705 shares of common stock, and (iii) 989,457 shares of common stock our executive officers have the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Our Board of Directors has adopted a written related-person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our Audit Committee, or our Nominating and Corporate Governance committee in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the related party’s relationship to the Company and interest in the transaction and the potential impact on a director’s independence if the related party is a director.

Other than the executive officer and director compensation arrangements, which are discussed above for our named executive officers and directors under “Executive Compensation,” we describe below transactions and series of similar transactions, since January 1, 2024, with respect to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Danforth Consulting Agreement and Warrants

On October 26, 2020, Private CalciMedica entered into a consulting agreement (the “Danforth Consulting Agreement”) with Danforth Advisors, LLC (“Danforth”), a company affiliated with Mr. Geffken, our acting chief financial officer until November 2024. The Danforth Consulting Agreement provides that Danforth will provide certain strategic and financial advice and support services to us. The Danforth Consulting Agreement remains in effect until such time as either party has given notice of termination and may be terminated by either party upon 30 days prior written notice to the other party. As consideration under the Danforth Consulting Agreement, we compensate Danforth with consulting fees based on hourly rates as enumerated in the Danforth Consulting Agreement. In the years ended December 31, 2025 and 2024, we paid aggregate fees to Danforth of $131,000 and $294,000, respectively, pursuant to the Danforth Consulting Agreement. Through the date of this proxy statement, we have paid aggregate fees to Danforth of $1.6 million pursuant to the Danforth Consulting Agreement.

On May 17, 2024, in connection with Mr. Geffken’s services provided under the Danforth Consulting Agreement, CalciMedica granted to SG Dan Equity a warrant (“SG 2024 Warrant”) to purchase 10,000 shares of CalciMedica common stock at an exercise price of $5.45 per share (subject to adjustment as provided therein), which vested in equal monthly installments over a period of one year from the grant date and is fully vested. The SG 2024 Warrant is exercisable until May 24, 2034, unless earlier terminated. The SG 2024 Warrant shall terminate in the event of certain change of control transactions or asset transfers (as provided therein) unless exercised immediately prior to any such transaction.

2024 Private Placement

On January 19, 2024, we and certain accredited investors (each a “2024 Investor” and collectively, the “2024 Investors”) entered into a securities purchase agreement (the “2024 Securities Purchase Agreement”) pursuant to which we sold an aggregate of (i) 4,985,610 shares (the “2024 Shares”) of our common stock (ii) to certain investors, in lieu of 2024 Shares, pre-funded warrants (the “2024 Pre-Funded Warrants”) to purchase an aggregate of 306,506 shares of our common stock, (iii) Tranche A warrants (the “Tranche A Common Warrant”) to purchase an aggregate of up to 2,646,058 shares of our common stock and (iv) Tranche B warrants (the “Tranche B Common Warrant” and, together with the Tranche A Common Warrant, the “Common Warrants”) to purchase an aggregate of up to 2,646,058 shares of our common stock, for an aggregate of up to 5,292,116 shares of our common stock underlying the Common Warrants, in a private placement transaction (the “2024 Private Placement”). The purchase price per 2024 Share and accompanying Common Warrants was $3.827 (or $4.3915 for directors, employees or consultants participating in the 2024 Private Placement) (or $3.8269 per 2024 Pre-Funded Warrant and accompanying Common Warrants, which represents the price of $3.827 per 2024 Share and accompanying Common Warrants minus the $0.0001 per share exercise price of each such 2024 Pre-Funded Warrant).

In connection with the 2024 Private Placement, we and the 2024 Investors entered into a Registration Rights Agreement (the “2024 Registration Rights Agreement”), pursuant to which we granted certain registration rights to the 2024 Investors with respect to their 2024 Shares and the shares of our common stock underlying their Common Warrants and 2024 Pre-Funded Warrants (collectively, the “2024 Warrants”). On January 31, 2024, we filed a resale registration statement registering the resale of the shares sold in the 2024 Private Placement, which was declared effective on February 9, 2024. We are required to keep the resale registration statement continuously effective until such date that all registrable securities (as such term is defined in the 2024 Registration Rights Agreement) covered by the resale registration statement have been sold thereunder or pursuant to Rule 144 promulgated under the Securities Act or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

Under the 2024 Securities Purchase Agreement, and subject to certain exceptions, we agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, until the later of (x) 90 days following the initial closing date of the 2024 Private Placement and (y) the effective date of the registration statement covering the resale of the 2024 Shares and shares of common stock underlying the 2024 Warrants. We also agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the 2024 Securities Purchase Agreement) until the earlier of one year following the initial closing of the 2024 Private Placement and the date that no Common Warrants are outstanding.

The 2024 Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately upon issuance and remain exercisable until exercised in full. On January 28, 2026, the 2024 Pre-Funded Warrants associated with Deerfield Partners L.P. were exercised in full.

The Tranche A Common Warrants were exercisable immediately upon issuance and had an expiration date on the earlier of (i) 5:00 p.m. (New York City time) on December 31, 2024 and (ii) 30 days following our public disclosure of topline results from our Phase 2b clinical trial in patients with acute pancreatitis (also referred to as the “CARPO” trial). The Tranche A Common Warrants were exercisable for shares of our common stock (or, for certain investors, in lieu of shares, 2024 Pre-Funded Warrants) at an exercise price per share equal to $5.36 (or $5.3599 per 2024 Pre-Funded Warrant). The Tranche A Common Warrants expired, unexercised on July 27, 2024.

The Tranche B Common Warrants are exercisable immediately upon issuance and will expire on the earlier of (i) 5:00 p.m. (New York City time) on December 31, 2026 and (ii) 30 days following our public disclosure of topline results from our Phase 2 clinical trial in patients with acute kidney injury. The Tranche B Common Warrants may be exercised to purchase shares of our common stock (or, for certain investors, in lieu of shares, 2024 Pre-Funded Warrants) at an exercise price per share equal to $7.15 (or $7.1499 per 2024 Pre-Funded Warrant).

A holder of 2024 Warrants may not exercise any portion of such 2024 Warrants for shares of common stock to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder 9.99% or 19.99%) of our outstanding common stock immediately after exercise.

The initial closing of the 2024 Private Placement occurred on January 23, 2024 and the second closing occurred on February 5, 2024. Gross proceeds from the 2024 Private Placement were $20.4 million.

The following table summarizes purchases in the 2024 Private Placement by members of our Board, entities affiliated with our executive officers and members of our Board and beneficial owners of more than 5% of our common stock.

Participants	Aggregate Purchase Price ($)	Shares of Common Stock	Shares of Common Stock Underlying Warrants(1)
Deerfield Partners, L.P.	$4,999,967.81	1,000,000	1,613,012
Entities affiliated with Soleus Capital	$3,000,000.60	783,904	783,904
Entities affiliated with Sanderling Ventures(2)	$2,600,002.56	679,384	679,384
Stonepine Capital, LP	$1,999,997.85	522,602	522,602
A. Rachel Leheny, Ph.D.	$400,004.17	91,086	91,086
Eric W. Roberts	$400,004.17	91,086	91,086
Robert N. Wilson	$300,000.93	68,314	68,314

(1)	Represents shares of our common stock underlying 2024 Pre-Funded Warrants and/or Common Warrants.
(2)

Consists of (i) Sanderling Venture Partners VI, LP, (ii) Sanderling Venture Partners VI Co-Investment Fund, L.P., (iii) Sanderling Ventures Management VI, (iv) Sanderling Ventures VII, L.P., (v) Sanderling Ventures VII Annex Fund, L.P., (vi) Sanderling Ventures VII (Canada), LP, and (vii) Sanderling Venture Management VII.

2026 Private Placement

On June 23, 2026, we and certain accredited investors (each an “Investor” and collectively, the “Investors”) entered into a securities purchase agreement (the “2026 Securities Purchase Agreement”) pursuant to which we sold an aggregate of (i) 14,938,370 shares (the “2026 Shares”) of our common stock and (ii) to certain investors, in lieu of 2026 Shares, pre-funded warrants (the “2026 Pre-Funded Warrants”) to purchase an aggregate of 3,735,059 shares of our common stock, together with (iii) rights to receive, upon receipt of Stockholder Approval, Series A Warrants to purchase an aggregate of up to 18,673,429 shares of our common stock and (iv) rights to receive, upon receipt of Stockholder Approval, Series B Warrants (together with the Series A Warrants, the “2026 Common Warrants”) to purchase an aggregate of up to 18,673,429 shares of our common stock, in a private placement transaction (the “2026 Private Placement”). The aggregate purchase price per Unit (defined as one share of common stock or one 2026 Pre-Funded Warrant, as applicable, together with rights to receive one Series A Warrant and one Series B Warrant) was $0.8033 (or $0.8032 per Unit comprised of a 2026 Pre-Funded Warrant). The Series A Warrants have an exercise price equal to $0.8033 per share. The Series B Warrants have an exercise price equal to $1.00 per share.

Pursuant to the 2026 Securities Purchase Agreement we agreed to file a resale registration statement registering the resale of the 2026 Shares and the shares of our common stock underlying the 2026 Common Warrants and 2026 Pre-Funded Warrants (collectively, the “2026 Warrants”) within 30 days after the closing of the 2026 Private Placement. We are required to use our reasonable best efforts to have such resale registration statement declared effective within the time periods specified in the 2026 Securities Purchase Agreement and to keep the resale registration statement continuously effective until all registrable securities covered thereunder have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.

Under the 2026 Securities Purchase Agreement, and subject to certain exceptions, we agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, until 60 days after the date on which the resale registration statement covering the 2026 Shares and shares of common stock underlying the 2026 Warrants is declared effective. We also agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the 2026 Securities Purchase Agreement) until 180 days after the date on which such resale registration statement is declared effective.

The 2026 Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately upon issuance and remain exercisable until exercised in full. If a registration statement covering the resale of the shares of common stock underlying the 2026 Pre-Funded Warrants is not available, the 2026 Pre-Funded Warrants may also be exercisable on a net exercise “cashless” basis. The 2026 Pre-Funded Warrants may not be exercised if the aggregate number of shares of common stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%.

The Series A Warrants will be issued upon receipt of Stockholder Approval, will be exercisable immediately upon issuance and will expire on the earlier of (i) December 25, 2027 and (ii) 30 days following our public announcement of the clearance of an IND by the FDA for CM5480.

The Series B Warrants will be issued upon receipt of Stockholder Approval, will be exercisable immediately upon issuance and will expire June 25, 2031.

If a registration statement covering the resale of the shares of common stock underlying the 2026 Common Warrants is not available, the 2026 Common Warrants may also be exercisable on a net exercise “cashless” basis. A holder of 2026 Common Warrants may not exercise any portion of such 2026 Common Warrants for shares of common stock if the aggregate number of shares of common stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%. To the extent that exercise of the 2026 Common Warrants will result in a holder thereof beneficially owning shares of common stock above such ownership limitations, the holder may exercise its 2026 Common Warrants for pre-funded warrants to purchase shares of common stock. Such pre-funded warrants will have terms substantially similar to the 2026 Pre-Funded Warrants described above.

The closing of the 2026 Private Placement occurred on June 25, 2026. Upfront gross proceeds from the 2026 Private Placement were approximately $15 million.

The following table summarizes purchases in the 2026 Private Placement by members of our Board, entities affiliated with our executive officers and members of our Board and beneficial owners of more than 5% of our common stock.

Participants	Aggregate Purchase Price ($)	Shares of Common Stock	Shares of Common Stock Underlying Series A Warrants	Shares of Common Stock Underlying Series B Warrants
A. Rachel Leheny, Ph.D.	$149,999.41	186,729	186,729	186,729
Alafi Capital Company, LLC	$2,834,999.93	3,529,192	3,529,192	3,529,192
Bering Partners II, L.P.	$1,164,999.48	1,450,267	1,450,267	1,450,267
Eric W. Roberts	$149,999.41	186,729	186,729	186,729
Robert N. Wilson	$949,999.45	1,182,621	1,182,621	1,182,621
Sanderling Venture Partners VI Co-Investment Fund, L.P.	$199,999.21	248,972	248,972	248,972
Sudarshan Hebbar, M.D.	$99,999.60	124,486	124,486	124,486

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our Certificate of Incorporation and our restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at CalciMedica, Inc., 505 Coast Boulevard South, Suite 300-9, La Jolla, CA 92037.

To be timely for our company’s annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on May 6, 2027 and not later than 5:00 p.m. Eastern Time on June 5, 2027. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2027 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2026 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on the 105th day prior to the date of the 2027 Annual Meeting and not later than 5:00 p.m. Eastern Time on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2027 Annual Meeting must be received by us not later than     , 2026 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2027 Annual Meeting the information required by applicable law and our bylaws.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

Available Information

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website at ir.calcimedica.com and click on “Financials and Filings” under the “Investors” heading. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K.

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

CalciMedica, Inc.

505 Coast Boulevard South, Suite 300-9

La Jolla, CA 92037

“Householding”—Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, unless the affected stockholder has provided other instructions.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials. A single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Equiniti Trust Company, LLC, through their website at www.equiniti.com or by phone at (800) 468-9716.

Upon written or oral request, we will undertake to promptly deliver a separate copy of this Proxy Statement, proxy card, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at CalciMedica, Inc., 505 Coast Boulevard South, Suite 300-9 La Jolla, CA 92037, Attn: Investor Relations, or submit a request on our website at ir.calcimedica.com/ or calcimedica@argotpartners.com.

Any stockholders who share the same address and currently receive multiple copies of our Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

CALCIMEDICA, INC.

2023 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 5, 2023

APPROVED BY THE STOCKHOLDERS: MARCH 15, 2023

AMENDED BY THE BOARD OF DIRECTORS: MARCH 28, 2024

APPROVED BY THE STOCKHOLDERS: AUGUST 27, 2024

AMENDED BY THE BOARD OF DIRECTORS: APRIL 23, 2025

APPROVED BY THE STOCKHOLDERS: JUNE 24, 2025

AMENDED BY THE BOARD OF DIRECTORS:     , 2026

APPROVED BY THE STOCKHOLDERS:     , 2026

1. GENERAL.

(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(c) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards on and after August 19, 2026 will not exceed shares, which is the sum of (i) 1,000,000 shares initially reserved under the Plan, (ii) 1,733,690 shares that were added pursuant to the annual automatic share increases from January 1, 2024 through January 1, 2026, (iii) 1,500,000 shares that were approved by our stockholders at the 2024 Annual Meeting of Stockholders, (iv) 600,000 shares that were approved by our stockholders at the 2025 Annual Meeting of Stockholders, and (v) shares that were approved by our stockholders at the 2026 Annual Meeting of Stockholders. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year commencing on January 1, 2027 and ending on (and including) January 1, 2033, in an amount equal to five percent (5%) of the total number of shares of Share Reserve Increase Stock outstanding on December 31 of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is     shares.

(c) Share Reserve Operation.

(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3. ELIGIBILITY AND LIMITATIONS.

(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b) Specific Award Limitations.

(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 3(d) shall apply commencing with the first calendar year that begins following the Effective Date.

4. OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a) Term. Subject to Section 3(b)(iii) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b) Exercise or Strike Price. Subject to Section 3(b)(iii) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate

Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i) by cash or check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5. AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award.

(1) RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2) RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii) Consideration.

(1) RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2) RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).

(vi) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a); (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(a); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement or unless otherwise provided by the Board, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(xii) To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8. TAX WITHHOLDING

(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9. MISCELLANEOUS.

(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o) CHOICE OF LAW. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10. COVENANTS OF THE COMPANY.

(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11. ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31stof the calendar year that includes the applicable vesting date, or (ii) the 60thday that follows the applicable vesting date.

(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60thday that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12. SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14. DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d) “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(e) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(f) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(g) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(h) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(i) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(j) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross or willful misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(k) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(l) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(m) “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(n) “Common Stock” means the common stock of the Company.

(o) “Company” means CalciMedica, Inc., a Delaware corporation.

(p) “Compensation Committee” means the Compensation Committee of the Board.

(q) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(r) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the

Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(s) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(t) “Director” means a member of the Board.

(u) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(v) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(w) “Effective Date” means the effective date of this Plan, which is the date of the closing of the transactions contemplated by the Agreement and Plan of Merger and Reorganization, by and among Graybug Vision, Inc., a Delaware corporation, Camaro Merger Sub, Inc., a Delaware corporation, and the Company, dated as of November 21, 2022, provided that this Plan is approved by Graybug, Inc.’s stockholders prior to such closing.

(x) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(y) “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(z) “Entity” means a corporation, partnership, limited liability company or other entity.

(aa) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(cc) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(dd) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(ee) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(ff) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(gg) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) maintenance of the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) the change of the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) clarification of the manner of exemption from, or the bringing of the Award into compliance with or qualifying it for an exemption from, Section 409A; or (v) compliance with other Applicable Laws.

(hh) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(ii) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, or (ii) the terms of any Non-Exempt Severance Agreement.

(jj) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(kk) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(ll) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(mm) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(nn) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(oo) “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(pp) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(qq) “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

(rr) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(ss) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(tt) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(uu) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(vv) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any measure of performance selected by the Board.

(ww) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(xx) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(yy) “Plan” means this CalciMedica, Inc. 2023 Equity Incentive Plan, as amended from time to time.

(zz) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(aaa) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(bbb) “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(ccc) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(ddd) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(eee) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(fff) “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(ggg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(hhh) “Rule 405” means Rule 405 promulgated under the Securities Act.

(iii) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(jjj) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(kkk) “Securities Act” means the Securities Act of 1933, as amended.

(lll) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(mmm) “Share Reserve Increase Stock” means the sum of (i) the number of shares of Capital Stock issued and outstanding, (ii) the number of shares of Capital Stock issuable upon the exercise of any pre-funded warrants (without regard to any beneficial ownership limitations) and (iii) the number of shares of Capital Stock issuable upon conversion of any shares of outstanding convertible preferred stock (without regard to any beneficial ownership limitations).

(nnn) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(ooo) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(ppp) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(qqq) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(rrr) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(sss) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(ttt) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

APPENDIX B

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CALCIMEDICA, INC.

CALCIMEDICA, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of this corporation is CalciMedica, Inc. (the “Company”).

SECOND: The date on which the Company’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is February 19, 2015. The Company was originally incorporated under the name Graybug, Inc.

THIRD: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation, as heretofore amended (the “Certificate of Incorporation”), as follows:1

Effective as of the effective time of 5:00 p.m., Eastern time, on the business day following the filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware (the “Effective Time”), each,       shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Capital Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of

[1]

These amendments approve the combination of any whole number of shares of the Company’s common stock between and including two (2) and ten (10) into one (1) share of the Company’s common stock and a proportionate reduction to the number of shares of Common Stock authorized for issuance under the Certificate of Incorporation. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders and the number of shares of the Company’s total authorized Common Stock would be correspondingly, and proportionally to the reverse stock split ratio determined by the Company’s Board of Directors, reduced (thereby effecting a reduction in the Company’s total authorized capital stock). The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split and the corresponding authorized share reduction, in which case all proposed alternate amendments will be abandoned.

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pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

The first paragraph of Article IV, Section 1 of the Certificate of Incorporation shall be amended and restated as follows:

“The total number of shares of all classes of stock that the Corporation has authority to issue is [●] shares, consisting of two classes: [●] shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

FOURTH: The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall be effective as of 5:00 p.m., Eastern time, on the business day following the filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, CALCIMEDICA, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this day of     , 2026.

CALCIMEDICA, INC.

By:
A. Rachel Leheny, Ph.D.
Chief Executive Officer

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PRELIMINARY PROXY CARD--SUBJECT TO COMPLETION Your vote matters! P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. CalciMedica, Inc. Annual Meeting of Stock For Stockholders of Record as of July 21, 2026 Wednesday, August 19, 2026 9:00 AM, Pacific Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/CALC for more details.YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 12:00 PM, Pacific Time, August 19, 2026. This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/CALC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-859-2440 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/CALC The undersigned hereby appoints A. Rachel Leheny, Ph.D., Michael Dunn and John Dunn (the “Named Proxies”), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of CalciMedica, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

CalciMedica, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4, 6, 7 AND 8 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. PROPOSAL YOUR VOTE 1. To elect the Board’s two nominees for Class III directors, each to serve a three-year term through the 2029 annual meeting of stockholders following this meeting and until a successor has been elected and qualified, or until their earlier death, resignation or removal. BOARD OF DIRECTORS RECOMMENDS 1.01 Allan Shaw FOR WITHHOLD FOR 1.02 Robert N. Wilson FOR 2. To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. FOR AGAINST ABSTAIN FOR 3. To approve an amendment to the CalciMedica, Inc. Amended 2023 Equity Incentive Plan (the “2023 Plan”), to, among other things, increase the number of shares of our common stock authorized for issuance under the 2023 Plan by shares and include in the calculation of the annual automatic share reserve increase shares of common stock issuable upon conversion or exercise of convertible preferred stock and pre-funded warrants, as applicable. FOR 4. To approve on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. FOR 5. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. 1YR 2YR 3YR ABSTAIN 1 YEAR 6. To approve an amendment to our amended and restated certificate of incorporation, as amended, (the “Certificate of Incorporation”) to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-10, inclusive, and a corresponding proportionate reduction in the total number of authorized shares of the Company’s common stock, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion. FOR AGAINST ABSTAIN FOR 7. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d): (a) the issuance of Series A Warrants to purchase up to an aggregate of 18,673,429 shares of common stock and Series B Warrants to purchase up to an aggregate of 18,673,429 shares of common stock pursuant to the Securities Purchase Agreement, dated June 23, 2026 (the “Purchase Agreement”), among the Company and certain investors, including certain directors and officers of the Company; and (b) the issuance of shares of common stock upon exercise of such warrants, or in lieu thereof, pre-funded warrants to purchase shares of common stock and the shares of common stock issuable upon exercise thereof. FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/CALC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date

CalciMedica, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4, 6, 7 AND 8 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. 8. To approve, for purposes of complying with Nasdaq Listing Rule 5635(c): (a) the issuance of to purchase up to an aggregate of 1,680,565 shares of common stock of the Series A Warrants and to purchase up to an aggregate of 1,680,565 shares of common stock of the Series B Warrants described in Proposal 7 to certain directors and officers of the Company pursuant to the Purchase Agreement; and (b) the issuance of shares of common stock upon exercise of such warrants, or in lieu thereof, pre-funded warrants to purchase shares of common stock and the shares of common stock issuable upon exercise thereof. FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR 9. Stockholders may be asked to consider and vote upon such other business as may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof You must register to attend the meeting online and/or participate at www.proxydocs.com/CALC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date